Exhibit 10.1

STANDBY PURCHASE AGREEMENT

by and among

Idearc Inc.

and

Paulson & Co. Inc.

Dated as of November 18, 2009

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit A	—	Existing Plan

Exhibit B	—	Form of Plan Modification

Exhibit C	—	Form of Standstill Agreement

Exhibit D	—	Form of Rights Agreement

Exhibit E	—	Approval Order

Exhibit F	—	Form of Amended and Restated Bylaws

Exhibit G	—	Form of Amended and Restated Certificate of Incorporation

Exhibit H	—	Form of Registration Rights Agreement

SCHEDULES

1	—	Standby Purchasers
3.4(b)	—	Subsidiaries
4.2(b)	—	Standby Purchasers Regulatory Filings
6(f)	—	Company Required Approvals
7(d)	—	Standby Purchasers Required Approvals

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STANDBY PURCHASE AGREEMENT

STANDBY PURCHASE AGREEMENT, dated as of November 18, 2009 (this “Agreement”), among Idearc Inc., Debtor and Debtor-in-Possession, a Delaware corporation (the “Company”), and the investment funds and accounts managed by Paulson & Co. Inc. (“Paulson”) set forth on Schedule 1 (the “Standby Purchasers”).  All capitalized terms used herein have the meanings ascribed to such terms in Section 1 or ascribed to them in the Chapter 11 plan of reorganization of the Company and its U.S. subsidiaries, dated as of September 9, 2009 and supplemented as of October 29, 2009, a copy of which is attached hereto as Exhibit A (the “Existing Plan”).

RECITALS

A.            The Company and its wholly-owned, direct and indirect U.S. subsidiaries (collectively with the Company, the “Debtors”) have filed chapter 11 petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101-1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) (such chapter 11 cases, the “Chapter 11 Cases”) and have proposed to effectuate a financial and corporate restructuring of the Debtors through the Existing Plan.

B.            The Existing Plan provides that (i) each holder of an Allowed Secured Credit Facility Claim (the “Class 3 Holders”) will receive, on the Effective Date and in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Secured Credit Facility Claim, its Pro Rata share of (x) Distributable Cash; (y) $2.75 billion in principal amount of the New Term Loans, and (z) shares of New Common Stock representing in the aggregate 95% of the New Common Stock to be issued and outstanding as of the Effective Date, and (ii) each holder of an Allowed Unsecured Note Claim, an Allowed Unsecured Credit Facility Claim and an Allowed General Unsecured Claim (the “Class 4 Holders” and together with the Class 3 Holders, but excluding the Standby Purchasers and their Affiliates, the “Eligible Subscribers”) will receive, on the Effective Date and in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Claim, its Pro Rata share of (x) shares of New Common Stock representing 5% of the New Common Stock to be issued pursuant to the Existing Plan and outstanding as of the Effective Date, and (y) all distributions, if any, to be made from the Litigation Trust to be established on the Effective Date for the sole benefit of Class 4 Claims to hold the Litigation Trust Rights.

C.            Certain Standby Purchasers are Class 3 Holders and Class 4 Holders, and in such capacities will receive shares of New Common Stock to be issued pursuant to the Existing Plan.

D.            The Standby Purchasers desire to purchase additional shares of New Common Stock so that the Standby Purchasers will own up to an aggregate of 45% of the New Common Stock to be issued and outstanding as of the Effective Date, immediately after the effectiveness of the Plan.

E.             The Existing Plan will be amended pursuant to (i) a Plan Modification in the form attached hereto as Exhibit B to provide, among other things, that the Eligible Subscribers may elect to receive cash in lieu of shares of New Common Stock (such election, the “Plan

Election”), and (ii) subject to Bankruptcy Court approval, a settlement term sheet (a copy of which has been provided to Paulson) that will provide, among other things, the amount of shares of New Common Stock to be distributed will be 85% to Class 3 Holders and 15% to Class 4 Holders, the Class 4 Holders will receive a cash distribution, and the senior secured lenders will waive distributions of cash and New Common Stock for their deficiency claims included in the Class 4 Claims (collectively Exhibit B and the global settlement, the “Plan Modification,” and the Existing Plan as amended in accordance with the Plan Modification, the “Plan”).

F.             Upon the terms and subject to the conditions set forth herein, the Standby Purchasers have agreed, severally, but not jointly, to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to the Standby Purchasers, the number of shares of New Common Stock for which the Eligible Subscribers have elected under the Plan Election to receive cash.  The cash proceeds from the sale to the Standby Purchasers of such shares of New Common Stock will be used by the Company to fund the cash payments to the Eligible Subscribers under the Plan Election.

G.            The Company and the Standby Purchasers have agreed that the maximum number of shares of New Common Stock to be issued by the Company to the Standby Purchasers hereunder, together with the shares of New Common Stock to be received by the Standby Purchasers in their capacity as Class 3 Holders and Class 4 Holders and any shares of New Common Stock otherwise beneficially owned by Paulson and the Standby Purchasers, shall not result in the Beneficial Ownership by the Standby Purchasers in the aggregate of more than 45% of the New Common Stock to be issued and outstanding as of the Effective Date (such 45% limitation is referred to herein as the “Ownership Limitation”).  Accordingly, in the event the Eligible Subscribers elect under the Plan Election to receive cash in lieu of shares of New Common Stock that would otherwise result in the corresponding issuance and sale to the Standby Purchasers of shares of New Common Stock that would exceed the Ownership Limitation, the amount of cash to be received by the Eligible Subscribers in lieu of shares of New Common Stock that they would otherwise have received under the Plan Election will be reduced pro rata so that the number of shares of New Common Stock to be issued by the Company to the Standby Purchasers will not result in Paulson and the Standby Purchasers beneficially owning in excess of the Ownership Limitation.

H.            As a material inducement to the Company to enter into this Agreement, the Standby Purchasers have agreed to enter into a standstill agreement, in the form of Exhibit C (the “Standstill Agreement”).

I.              Upon the effectiveness of the Plan, the Company may adopt a Rights Agreement substantially identical to Exhibit D (the “Rights Agreement”).

K.            On or prior to the date hereof, the Bankruptcy Court entered an order in the Chapter 11 Cases approving the Company’s entering into this Agreement, the Standstill Agreement and the Registration Rights Agreement and consummating the transactions contemplated hereby and thereby on the terms and subject to the conditions set forth in such order, a copy of which is attached hereto as Exhibit E (the “Approval Order”).

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Accordingly, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

SECTION 1.
DEFINITIONS

The following capitalized terms as used in this Agreement have the respective meanings ascribed to such terms as specified below:

“Action” means any action, cause of action, claim, prosecution, investigation, suit, litigation, grievance, arbitration or other proceeding, whether civil, criminal or administrative, at Law or in equity, by or before any Governmental Entity.

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” means this Standby Purchase Agreement, as the same may be hereafter amended, modified or supplemented.

“Alternative Transaction” means any of the following: (i) the acquisition of any shares of capital stock or any other voting securities or debt securities of any Debtor or any interests therein, (ii) the acquisition of all or a material portion of the assets and properties of any Debtor or interests therein, (iii) the merger, consolidation or combination of any Debtor, (iv) the financing or refinancing of any Debtor, including, without limitation, any debtor-in-possession financing, (v) the liquidation, dissolution or reorganization of any Debtor, including, without limitation, any plan or reorganization other than the Existing Plan (as amended by the Plan Modification), or (vi) the acquisition, directly or indirectly, by any Debtor, or its subsidiaries, of capital stock or assets and properties of any other Person.

“Amended and Restated By-laws” means the Amended and Restated By-laws of the Company in the form attached hereto as Exhibit F.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit G.

“Ancillary Agreements” means the Registration Rights Agreement and the Standstill Agreement.

“Approval Order” has the meaning set forth in the Recitals.

“Approvals” means any consents, orders, authorizations, approvals, clearances or declarations from any Governmental Entity or other Person.

“Bankruptcy Code” has the meaning set forth in the Recitals.

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“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and any local bankruptcy rules in effect in the Bankruptcy Court.

“Beneficially Own” and its correlatives each has the meaning ascribed to such terms under Rule 13d-3 of the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cash-Out Shares” means the shares of New Common Stock available for distribution to Eligible Subscribers under the Existing Plan (as amended by the Plan Modification) prior to giving effect to the Plan Election.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Class 3 Holders” has the meaning set forth in the Recitals.

“Class 4 Holders” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Company” has the meaning set forth in the Preamble and includes the Company prior to and after the effectiveness of the Plan.

“Confidentiality Agreement” has the meaning set forth in Section 5.1.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, in a form that is reasonably satisfactory to the Standby Purchasers.

“Contract” means any contract, agreement, commitment, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

“Debtors” has the meaning set forth in the Recitals and includes the Debtors prior to and after the effectiveness of the Plan.

“Default” means in violation or breach of, or in default under (or, with or without the giving of notice or lapse of time, or both, would be in default) according to the terms of the relevant document or agreement.

“Disclosure Statement” means the Disclosure Statement with respect to the Plan, Solicitation Version, Docket No. 940 in the Chapter 11 Cases.

“Eligible Subscribers” has the meaning set forth in the Recitals.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Plan” has the meaning set forth in the Preamble.

“Final Order” means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance reasonably satisfactory to the Standby Purchasers, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Entity” means any supranational, foreign, domestic, federal, territorial, provincial, state, municipal or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal, arbitral body or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any person, without duplication:  (i) (A) indebtedness for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such person and (E) obligations of such person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other person guaranteed, directly or indirectly, in any manner by such person; and (iii) indebtedness of the type described in clause (i) above secured by any Lien upon property owned by such person, even though such person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such person, or (ii) any intercompany indebtedness between any person and any wholly owned subsidiary of such person or between any wholly owned subsidiaries of such person.

“KCC” has the meaning set forth in Section 5.3(c).

“Knowledge” shall mean, as to any party, the actual knowledge of such party’s principal executive officers.

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“Law” means any domestic, foreign, federal, state, local or other law, statute, ordinance, writ, rule, regulation or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder and any final orders, decrees, judgments or injunction of any regulatory agency, court or other Governmental Entity.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), claim, liability, charge, lease, covenant, easement, option, right of others, hypothecation, conditional sale agreement or restriction (whether on voting, sale, transfer, defenses, set-off or recoupment rights, disposition, or otherwise), whether imposed by agreement, understanding, law, equity, or otherwise.

“Material Adverse Effect” means a change, effect, event, occurrence, development, circumstance or state of facts that, either alone or in combination with other changes, effects, events, occurrences, developments, circumstances or state of facts, has had a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries (including foreign subsidiaries and their respective businesses) taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or would be, such a material adverse effect: any adverse effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenue or net income or disruption of business relationships) arising from or attributable or relating to (i) the announcement or pendency of the issuance of the New Common Stock to the Standby Purchasers or any of the other transactions contemplated by this Agreement, (ii) any act of terrorism or war, or any armed hostilities, anywhere in the world, (iii) legal, accounting, investment banking or other fees or expenses incurred in connection with the Plan or any of the other transactions contemplated by this Agreement, (iv) the payment of any amounts due to, or the provision of any other benefits to, any officers or other employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement and disclosed in the Existing Plan or the Disclosure Statement, (v) compliance with the terms of, or the taking of any action required by, the Existing Plan (as amended by the Plan Modification) or this Agreement, (vi) the taking of any action by any Standby Purchaser or any action or omission to act that has been approved or consented to in writing by any Standby Purchaser, (vii) any breach (or event or circumstance with notice or lapse of time would constitute a breach) of this Agreement by any Standby Purchaser, or (viii) any change in accounting requirements or principles required by GAAP or any change in applicable Laws, except, in the case of the foregoing clauses (ii), and (viii), to the extent such changes, effects, events, occurrences, developments, circumstances or state of facts have a disproportionate effect on the business, financial condition or results of operations of the Company and its subsidiaries (including foreign subsidiaries and their respective businesses) taken as a whole.

“Material Contract” means any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed by the Company under the Securities Act or the Exchange Act, and any material amendments, supplements or modifications to any such material contract.

“Ownership Limitation” has the meaning set forth in the Recitals.

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“Paulson” has the meaning set forth in the Preamble.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Plan” has the meaning set forth in the Recitals, and includes any permitted amendments, modifications or supplements thereto, subject to Section 6(h) hereof.

“Plan Modification” has the meaning set forth in the Recitals.

“Plan Election” has the meaning set forth in the Recitals.

“Plan Election Deadline” shall mean 4:00 p.m., Central Time, on the date that is 20 days after the date on which the Company transmits to the Eligible Subscribers the election forms for making the Plan Election in accordance with Section 5.3(b), subject to extension in accordance with Section 5.3(c).

“Purchase Price” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company, each of the Standby Purchasers and the other Persons that become a party thereto, in the form attached hereto as Exhibit H.

“Representatives” of any Person shall mean the attorneys, accountants or other agents or employees of such Person.

“Retained Shares” means the number of Cash-Out Shares that will be issued under the Plan to the Eligible Subscribers as of the Effective Date, after giving effect to the Plan Election and the application of the Ownership Limitation.

“Rights Agreement” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Standby Percentage” means the percentage of the total Purchase Price to be paid by each Standby Purchaser and the percentage of the total Standby Purchase Shares to be received by each Standby Purchaser, as set forth on Schedule 1.

“Standby Purchase” has the meaning set forth in Section 2.1(c).

“Standby Purchase Shares” means the number of Cash-Out Shares for which the Eligible Subscribers have elected to receive cash pursuant to the Plan Election, as such number of shares may be reduced to the extent necessary to prevent the Ownership Limitation from being exceeded.

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“Standby Purchasers” has the meaning assigned to it in the Preamble.

“Standstill Agreement” has the meaning set forth in the Recitals.

“Subscription Price” means, subject to increase pursuant to Section 5.3(c), the per share subscription price for the New Common Stock, in the Plan Election and the Standby Purchase (which shall be the same in both cases), which amount will be equal to $260,000,000 divided by the aggregate number of shares of New Common Stock to be issued and outstanding on the Effective Date, immediately after the effectiveness of the Plan.  For example, if on the Effective Date, immediately after the effectiveness of the Plan (after giving effect to the Plan Election and the Standby Purchase) there are 100,000,000 shares of New Common Stock then issued and outstanding, the Subscription Price shall be $2.60.

“Third Party” means any Person other than the Company, Paulson, the Standby Purchasers or any of their respective Affiliates.

“Voting Debt” means any bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) generally in the election of directors of the Company or other matters on which holders of the New Common Stock may vote.

SECTION 2.
STANDBY COMMITMENT AND PURCHASE

2.1           Standby Commitment and Purchase.

(a)           On or before the second Business Day after the Plan Election Deadline, Paulson shall notify the Company in writing as to (i) the amount of Claims owned of record and beneficially by Paulson, each Standby Purchaser and their respective Affiliates and (ii) the Claims for which Paulson, each Standby Purchaser and their respective Affiliates have signed a confirmation to purchase such Claims, each as of the Plan Election Deadline.

(b)           On or before the fifth Business Day after the Plan Election Deadline, the Company shall notify each Standby Purchaser in writing as to (i) the aggregate number of Cash-Out Shares, (ii) the aggregate number of shares of New Common Stock to be issued to the Standby Purchasers in their capacity as Claim 3 Holders and Claim 4 Holders, (iii) the aggregate number of Retained Shares, (iv) the Subscription Price, (v) the aggregate number of Standby Purchase Shares, (vi) the number of Standby Purchase Shares to be purchased by each Standby Purchaser and its respective Standby Percentage and (vii) the aggregate Subscription Price payable by each Standby Purchaser to the Company for its Standby Purchase Shares.

(c)           Upon the terms and subject to the conditions contained in this Agreement, at the Closing the Company shall issue and sell to each Standby Purchaser, and each Standby Purchaser shall subscribe for and purchase from the Company (independent of the obligation of any other Standby Purchaser) its Standby Percentage of the Standby Purchase Shares (the “Standby Purchase”).

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2.2           Closing; Payments.

(a)           The completion of the Standby Purchase (the “Closing”) shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP in New York, New York, on the date on which all of the conditions to the occurrence of the Effective Date (other than the condition of receipt of payment from the Standby Purchasers of the Purchase Price in respect of their Standby Purchase) have been satisfied or waived and all of the conditions set forth under Sections 6 and 7 have been satisfied or waived by the Company or the Standby Purchasers (as applicable), or at such other location or on such other date as may be mutually agreed by the Company and the Standby Purchasers (the day on which the Closing takes place being the “Closing Date”).  The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date and all documents and instruments will be deemed to have been delivered simultaneously at such time.

(b)           At the Closing, each Standby Purchaser hereby agrees, severally, but not jointly, to pay the Company the aggregate Subscription Price for its Standby Percentage of the Standby Purchase Shares to be purchased by such Standby Purchaser hereunder (the aggregate of such payments by all of the Standby Purchasers, the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Company at least three Business Days prior to the scheduled Closing Date.

(c)           At the Closing, upon receipt in full of the aggregate Subscription Price for each Standby Purchaser’s Standby Percentage of the Standby Purchase Shares to be purchased by each Standby Purchaser hereunder, the Company shall deliver to such Standby Purchaser (or its designees) stock certificates or evidence of book-entry record ownership representing the Standby Purchase Shares to be issued by the Company to such Standby Purchaser pursuant to this Agreement, free and clear of any Liens, except Liens created by or otherwise resulting from actions by such Standby Purchaser.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Reports, the Existing Plan, the Plan Modification or the Disclosure Statement (excluding any forward-looking disclosures contained in such reports under the headings “Risk Factors” or “Cautionary Note” or any similar sections and any other forward looking statement, disclaimer or disclosure that is similarly nonspecific and predictive or forward-looking in nature), the Company represents and warrants to the Standby Purchasers as follows:

3.1           Corporate Status.  Each of the Debtors is duly incorporated or otherwise organized, validly existing and in good standing under the Laws of its governing jurisdiction and each (a) has all requisite corporate, limited partnership or limited liability company power and authority to carry on its business as it is now being conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, except where the failure to have such corporate or other power or authority or to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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3.2           Authorization; Noncontravention.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Board of Directors of the Company has adopted resolutions at a meeting duly called and held, subject to all necessary Approvals in the Chapter 11 Cases, (i) authorizing and approving this Agreement, the Ancillary Agreements, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Rights Agreement, the issuance of the New Common Stock to the Standby Purchasers at the Closing and the other transactions contemplated hereby and by the Ancillary Agreements on the terms and subject to the conditions set forth herein and therein, and (ii) directing that the Plan, including the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Ancillary Agreements and the Rights Agreement, be submitted for all necessary Approvals in the Chapter 11 Cases.

(b)           The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action and, subject to the entry of the Confirmation Order, the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the New Common Stock, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or vote of holders of any class or series of capital stock of the Company is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Standby Purchase Shares pursuant to this Agreement, including any approval under the rules and regulations of any securities exchange on which the Company’s equity securities are or, after the Closing will be, traded.  This Agreement has been duly executed and delivered by the Company and (assuming due authorization by Paulson and each Standby Purchaser and due execution and delivery by Paulson) constitutes, and each Ancillary Agreement, when executed and delivered by the Company (assuming due authorization, execution and delivery by each Standby Purchaser), will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).  The sale and issuance of the Standby Shares at Closing are not subject to any preemptive rights or rights of first offer.

3.3           No Conflict.  Subject to the entry of the Confirmation Order, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Ancillary Agreements will not, conflict with, or result in any Default under, or give rise to an increase in, or right of termination, cancellation or acceleration of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Lien upon any of the properties or assets of any of the Debtors under, or require any consent or waiver under, any provision of (i) the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Debtors (in the case of the Company, including after the effectiveness of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws), (ii) any material Contract to which any of the Debtors or any of their

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respective subsidiaries is a party or by which any of its assets are bound, or (iii) any Law, judgment, order or decree of any Governmental Entity, other than with respect to clauses (ii) and (iii), to the extent it would not have and would not reasonably be expected to have a Material Adverse Effect.  Subject to the entry of the Confirmation Order and as may be required by the HSR Act, no permit, no Approval of, or registration, qualification, or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to any of the Debtors in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Ancillary Agreements, including the issuance of the New Common Stock.

3.4           Capital Structure.

(a)           As of the Closing Date, the authorized capital stock of the Company will be as set forth in the Amended and Restated Certificate of Incorporation.  As of the Closing Date, shares of New Common Stock equal to 10% of the aggregate number of shares of New Common Stock to be issued and outstanding on the Effective Date, immediately after the effectiveness of the Plan, will be reserved for issuance pursuant to an equity incentive plan as described in the Disclosure Statement.  No shares of preferred stock of the Company will be issued and outstanding on the Closing Date.  The shares of New Common Stock issuable hereunder and under the Plan will, when issued, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) be delivered by the Company free and clear of all Liens, except for Liens created by, or otherwise resulting from actions by, the recipient of such shares.  As of the Closing Date, the Company will have no Voting Debt.  As of the Closing Date there will be no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the New Common Stock or other rights, agreements or commitments relating to the capital stock of the Company (but only to the Company’s Knowledge with respect to any such obligations, options, rights, agreements or commitments to which the Company is not a party) or obligating the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of its capital stock, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s Knowledge with respect to any such agreements or understandings to which the Company is not a party), except for the Standstill Agreement, or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, except for the preemptive rights provided for in the Amended and Restated Certificate of Incorporation, and except, in the case of the foregoing clauses (C) and (D), as would not reasonably be expected to materially and adversely affect the value of the

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New Common Stock to be acquired by the Standby Purchasers pursuant to this Agreement.  As of the Closing Date, the Company will not have an outstanding “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events, except for the Rights Agreement.

(b)           Schedule 3.4(b) sets forth, as of the date hereof and as of the Closing Date, a list of all subsidiaries of the Company, including each such subsidiary’s name, its jurisdiction of incorporation or organization and the percentage of its outstanding capital stock or equity interests owned by the Company or a subsidiary of the Company.  The shares of outstanding capital stock or equity interests of the subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and owned of record and beneficially by the Company or a subsidiary of the Company, free and clear of any Liens, except those in favor of the Debtors’ senior lenders.

(c)           As of the Closing Date, no subsidiary of the Company has any Voting Debt.  As of the Closing Date, there will be no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or other rights, agreements or commitments, in each case, relating to the capital stock of the subsidiaries of the Company (but only to the Company’s Knowledge with respect to any such obligations, options, rights, agreements or commitments to which the Company or any of its subsidiaries is not a party) or obligating the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock of the subsidiaries of the Company or any securities convertible into or exchangeable for any shares of capital stock of the subsidiaries of the Company or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the Delaware General Corporation Law (or the corresponding corporation law of such subsidiary’s jurisdiction of organization), the governing or organizational documents of any subsidiary of the Company or any Contract to which any subsidiary of the Company is a party or by which any of their respective assets are bound.

3.5           SEC Reports and Company Financial Statements.

(a)           The Company has timely filed all forms, reports, schedules, statements and other documents (including all exhibits) required to be filed by it with the SEC under the Exchange Act or the Securities Act since January 1, 2008 (the “SEC Reports”).  The SEC Reports at the time filed or, (i) in the case of any SEC Reports amended or superseded by a filing, then on the date of such amending or superseding filing, and (ii) in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing respectively, (x) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is a registrant with the SEC.

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(b)           Each of the consolidated financial statements (including, in each case, any notes thereto) included or incorporated by reference in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal, non-material audit adjustments.

(c)           Except as set forth on or reserved against in the consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2009 included in the Company’s Form 10-Q for the quarter ended June 30, 2009 including the notes thereto, none of the Company or any of its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) incurred since June 30, 2009 in the ordinary course of business and consistent with past practice, (ii) that are less than $20,000,000 in the aggregate or (iii) future lease obligations as disclosed in the Company’s Form 10-K for the fiscal year ending December 31, 2008.  Except as disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2009, neither the Company nor any of its subsidiaries has any outstanding Indebtedness, other than intercompany loans (among wholly owned subsidiaries) and other than Indebtedness incurred in the ordinary course of business and consistent with past practice since June 30, 2009 in an aggregate principal amount which does not exceed $5,000,000.

(d)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

3.6           Private Placement.  The offer, sale, and issuance of the shares of New Common Stock in conformity with the terms of this Agreement and the Plan qualify for exemption from the registration requirements of Section 5 of the Securities Act and applicable state securities laws.

3.7           Registration Rights.  Except as set forth in the Registration Rights Agreement or as provided for in the Existing Plan (as amended by the Plan Modification), the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its securities to be issued under the Plan or that may be issued subsequently, including the New Common Stock.

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SECTION 4.
REPRESENTATIONS AND WARRANTIES OF EACH STANDBY PURCHASER

For purposes of this Section 4, Paulson hereby makes the following representations and warranties to the Company on behalf of the Standby Purchasers:

4.1           Corporate Status.  Such Standby Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as it is now being conducted.

4.2           Authorization; Noncontravention.

(a)           Authorization.  Such Standby Purchaser has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by such Standby Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action.  This Agreement has been duly executed and delivered by such Standby Purchaser and (assuming due authorization, execution and delivery by the Company) constitutes, and the Ancillary Agreements, when executed and delivered by the Company and each of the Standby Purchasers (assuming due authorization, execution and delivery by the Company and, in the case of the Registration Rights Agreement, any party other than the Company and the Standby Purchasers), will constitute, a valid and binding obligation of such Standby Purchaser, enforceable against such Standby Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(b)           No Conflict.  The execution, delivery and performance by such Standby Purchaser of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Ancillary Agreements will not, conflict with, or result in any Default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the amendment of any term or provision of or the creation of any Lien upon any of the assets of such Standby Purchaser under any provision of (i) the certificate of incorporation or by-laws or any other relevant organizational documents of such Standby Purchaser, (ii) any material Contract to which such Standby Purchaser is a party or by which any of its assets are bound or (iii) any Law, judgment, order or decree of any Governmental Entity, in each case applicable to such Standby Purchaser or its assets, other than, in the case of clauses (ii) or (iii), any such conflicts, Defaults, rights, losses, amendments or Liens that would not reasonably be expected to materially impair or delay the ability of such Standby Purchaser to perform its obligations under this Agreement or the Ancillary Agreements or carry out the transactions contemplated hereby or thereby in accordance with the terms herein or therein.  No material permit, Approval of or registration or filing with, or notice to, any Governmental Entity, including under the HSR Act, is required to be obtained or made by or with respect to such Standby Purchaser in connection with the execution, delivery and performance of this

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Agreement or the Ancillary Agreements by such Standby Purchaser or the consummation by such Standby Purchaser of the transactions contemplated by this Agreement or the Ancillary Agreements, except for compliance with and filings under the Exchange Act, the Securities Act, state securities Laws or “blue-sky” laws and the rules and regulations of The NASDAQ Stock Market as described on Schedule 4.2(b).

4.3           Investment Representations.  Each Standby Purchaser (a) is acquiring the shares of New Common Stock hereunder solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the purchasing the shares of New Common Stock hereunder and of making an informed investment decision, has conducted a review of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of purchasing the shares of New Common Stock hereunder and has been provided an opportunity to ask questions of and receive answers from Representatives of the Company concerning the terms and conditions of this Agreement, the Ancillary Agreements and the purchase of such New Common Stock, (c) is able to bear the economic risk of the owning the shares of New Common Stock to be acquired hereunder and at the present time is able to afford a complete loss of such investment and (d) is an institutional “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.4           Claims Ownership.  Such Standby Purchaser and its Affiliates owns of record and beneficially the Claims of the Debtors, and has trade date confirmations as to the Claims of the Debtors, as separately disclosed in writing by the Standby Purchasers to the Company.  Except as to any Claims of the Debtors subject to such trade date confirmations, such Standby Purchaser or such Affiliates has the right to vote such Claims in the Chapter 11 Cases and does not own of record or beneficially or have the right to vote any other Claims or other securities of the Debtors in the Chapter 11 Cases or otherwise.

4.5           Available Funds.  Such Standby Purchaser has, and will have at the Closing, sufficient funds in its possession to permit it to acquire and pay for the shares of New Common Stock to be purchased by it and to otherwise perform and pay for its obligations under this Agreement.

SECTION 5.
COVENANTS AND ADDITIONAL AGREEMENTS

5.1           Confidentiality.  Paulson and each Standby Purchaser acknowledges and agrees that (a) the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of a confidentiality agreement between Paulson and the Company dated as of August 2009 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference, and (b) it is bound by the terms and conditions of the Confidentiality Agreement and the Confidentiality Agreement is in full force and effect.

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5.2           Further Actions.

(a)           Upon the terms and subject to the conditions and limitations of this Agreement, including the provisions immediately below, each party shall use its commercially reasonable efforts to cause the Closing to occur as promptly as practicable.

(b)           Without limiting the generality of Section 5.2(a), the Company shall use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and promptly do, or cause to be done, all things necessary, proper or advisable in order to (i) obtain the Confirmation Order with respect to the Plan, (ii) include in the Confirmation Order the approval of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws and (iii) consummate the transactions contemplated by the Plan on terms consistent with the terms set forth in the Plan, including without limitation the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and the adoption of the Amended and Restated By-laws by the Company.

(c)           If any objections are asserted with respect to the Standby Purchase or the other transactions contemplated hereby under any Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or that would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, upon notice thereof each party shall promptly notify each of the other parties hereto and shall use its reasonable best efforts to resolve any such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Standby Purchase or the other transactions contemplated hereby.

(d)           Nothing in this Section 5.2 shall require the Standby Purchasers to agree to any change to the terms of this Agreement, any Ancillary Agreement, the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws or the Plan, other than to fill in blanks for names and dates and other, similar items of a ministerial nature.  In the event the obligations set forth in this Section 5.2 require any Standby Purchaser to (i) make any payments of any money or incur any liability for fees, expenses or otherwise to any Third Party (other than ordinary course fees to advisors that would be incurred in connection with this Agreement absent the obligations in this Section 5.2) or (ii) resolve objections or suits, litigate or dispute any matter with a Third Party, the Company shall reimburse such Standby Purchaser for all reasonable out-of-pocket costs and expenses (including legal fees) associated therewith within 10 Business Days of receiving a reasonably detailed invoice from such Standby Purchaser.

5.3           Bankruptcy Matters.

(a)           Promptly after the date hereof, the Debtors shall file the Plan Modification with the Bankruptcy Court.

(b)           No later than two Business Days after the date hereof, the Debtors shall commence the solicitation for the Plan Election by distributing to the Eligible Subscribers election forms approved by the Bankruptcy Court and continue such solicitation until the Plan Election Deadline, at which time such election forms shall be due.

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(c)           Paulson shall have the right at any time prior to the Plan Election Deadline to elect to either (x) extend the original Plan Election Deadline or (y) increase the Subscription Price and extend the original Plan Election Deadline, by delivering written notice to the Company.  The Company shall (i) within one Business Day of receipt of such written notice issue a press release concerning Paulson’s election and post a copy of such press release, a copy of the written notice of such election by Paulson and a revised election form for the Plan Election, each in a form acceptable to the Company and Paulson, on www.kccllc.net/Idearc and (ii) within two Business Days of such election by Paulson, to have Kurtzman Carson Consultants LLC (“KCC”) mail to all Eligible Subscribers a copy of the written notice of such election by Paulson and a revised election form for the Plan Election by first class mail (except that such materials will be sent to the banks, brokers, nominees or other holders of the Class 4 Unsecured Note Claims by overnight delivery), with all costs and expenses incurred by KCC in printing and mailing the written notices and revised election forms to be paid for by Paulson, and in each case the Plan Election Deadline shall then be extended until the date that is ten Business Days following the date on which the materials are mailed (or sent by overnight delivery, as applicable) to all Eligible Subscribers in accordance with the foregoing clause (ii).  If Paulson elects to increase the Subscription Price in accordance with this Section 5.3(c), assuming the Closing occurs, all Eligible Subscribers that elected to receive cash pursuant to the Plan Election would be entitled to receive the increased Subscription Price.

(d)           The Company shall consult with Paulson concerning the Confirmation Order and any other orders of the Bankruptcy Court and bankruptcy proceedings in connection therewith and provide the Standby Purchasers with copies of requested applications, pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court; excluding however any documents subject to applicable privileges.

5.4           Fees and Expenses. The Company shall reimburse Paulson and the Standby Purchasers for the reasonable out-of-pocket fees, costs and expenses incurred by Paulson, the Standby Purchasers or on Paulson’s or the Standby Purchasers’ behalf in connection with this Agreement, the Ancillary Agreements and the consummation of the Plan, including, without limitation, the fees and expenses of accountants and counsel to Paulson and to the Standby Purchasers, irrespective of whether the Closing occurs and the parties consummate the transactions contemplated by this Agreement.  If the Plan is not consummated, the Company shall pay the foregoing fees, costs and expenses to Paulson and each Standby Purchaser in cash as an administrative expense under Section 503 of the Bankruptcy Code.

5.5           Listing.  Promptly following the date hereof, the Company shall apply to cause the shares of New Common Stock to be approved for listing on the NASDAQ Global Market and shall use its commercially reasonable efforts to ensure such shares are listed for quotation on the NASDAQ Global Market as of the Closing Date.

5.6           Use of Proceeds.  The net proceeds from the sale of the Standby Purchase Shares shall be used by the Company to fund the cash payments to be made by the Company to the Eligible Subscribers pursuant to the Plan Election.

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5.7           Publicity.  The parties to this Agreement agree that no public release or announcement concerning the transactions contemplated hereby or by the Ancillary Agreements shall be issued by, or as a result of, the actions of any of them without the prior consent of Paulson, with respect to the Company, and the Company, with respect to Paulson or any Standby Purchaser; provided, however, the Company may issue any such release or announcement as may be required by Bankruptcy Rules or any other Law or the rules and regulations of the NASDAQ Global Market or the SEC.  In such case, the Company shall notify Paulson and allow Paulson reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance.

5.8           Further Assurances.  After the Closing, each party shall, at the request of any other party hereto and without further conditions or consideration, take such other actions as such other party may reasonably request in order to more effectively consummate the transactions contemplated hereby in accordance with and subject to the terms and conditions of this Agreement, the Ancillary Agreements and the Confirmation Order.

5.9           Access to Books and Records.  From the date hereof until the Closing, the Company shall provide Paulson and its Representatives access upon reasonable prior notice, during normal business hours, to the facilities, officers, advisors and Representatives of the Debtors and to the Debtors’ books, records, and Contracts, except to the extent disclosure of such documents would result in the loss of attorney client privilege (in which case the parties will, to the extent possible, make appropriate substitute arrangements so that the foregoing restriction would not apply).

5.10         Notices.  Between the date hereof and the Closing, each party shall give prompt written notice to the other parties hereto of (i) the occurrence, or failure to occur, of any event of which such party is aware which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or would be likely to cause any covenant of such party contained in this Agreement not to be satisfied, (ii) receipt of any notice or other communication from any Third Party alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (iii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (iv) any Action commenced, or, to the Knowledge of such party, threatened, relating to or involving or otherwise affecting such party or the transactions contemplated by this Agreement or the Ancillary Agreements, and (v) any failure of such party to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.11         Notice of Alternative Transaction.  In the event that any Debtor or its Representatives receives an unsolicited inquiry, proposal or offer with respect to an Alternative Transaction, whether written or oral, the Company shall provide Paulson written notice thereof within two Business Days of such receipt, and shall promptly notify Paulson in writing of any subsequent material developments with respect to such inquiries, proposals or offers, which notices will include a summary of the material terms of such inquiry, proposal or offer, including, without limitation, economic terms, conditions to entering into a definitive agreement, and conditions to consummating the transaction, as may be applicable.  The Company represents and

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warrants to the Standby Purchasers that, except as contemplated by the Existing Plan (as amended by the Plan Modification) and this Agreement, as of the date of this Agreement, the Company is not a party to any pending agreements, understandings, negotiations or discussions with respect to any Alternative Transaction.

5.12         Acquisitions of Interests.  From the date of this Agreement to and including the Closing Date, neither Paulson nor any Standby Purchaser nor any of their respective Affiliates shall, directly or indirectly, purchase, acquire, or enter into any agreement, arrangement or understanding with respect to the purchase or acquisition by Paulson, any Standby Purchaser or any of their respective Affiliates of, any Claims of any Debtor or any New Common Stock, except pursuant to this Agreement and except for any Claims for which Paulson has signed a confirmation to purchase such Claims as of the date of this Agreement  which confirmations have been separately disclosed in writing by Paulson to the Company.   Nothing in this Agreement shall restrict or prohibit Paulson or any Standby Purchaser or any of their respective Affiliates from (a) financing, pledging in connection with any financing transaction, selling, or contracting to sell any Claims of the Debtors or (b) entering into any swap or other arrangement that transfers to another Person, in whole or in part, any of the voting or economic consequences of ownership of any Claims of the Debtors.

5.13         Survival of Representations and Warranties.  Except as set forth in the immediately succeeding sentence, the representations and warranties of the Company and each Standby Purchaser, including Paulson on behalf of the Standby Purchasers, contained in this Agreement or in any certificate delivered hereunder shall not survive the Closing and shall be of no force and effect after the Closing.  Notwithstanding anything to the contrary set forth herein, nothing contained in this Agreement shall affect a party’s rights at law or in equity in connection with actual (and not constructive) fraud or any knowing or willful breach or violation of any representation, warranty or covenant under this Agreement and nothing in this Agreement will be construed as limiting any right, defense, or affirmative defense of any party in any proceeding involving such a claim.

SECTION 6.
CONDITIONS TO OBLIGATIONS OF STANDBY PURCHASERS

The obligation of the Standby Purchasers to consummate the Standby Purchase shall be subject, in each case, to the satisfaction (or waiver by Paulson) of each of the following conditions:

(a)           Representations and Warranties.  (i) The representations and warranties of the Company contained in this Agreement (other than in Section 3.4(a) and (c)) shall be true and correct, without giving effect to any “materiality” or “Material Adverse Effect” qualifications therein, on and as of the date hereof and as of the Closing Date, with the same force and effect as though made on and as of such dates (except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation or warranty shall be true and correct as of such specified date), except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Section 3.4(a) and (c) shall be true

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and correct in all respects on and as of the date hereof and as of the Closing Date, with the same force and effect as though made on and as of such dates, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such specified date.

(b)           Compliance with Covenants.  The Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement on or prior to the Closing.

(c)           Material Adverse Effect.  There shall have occurred following the date of this Agreement no change, effect, event, occurrence, development, circumstance or state of facts, that has had or would reasonably be expected to have or result in a Material Adverse Effect.

(d)           Officer’s Certificate.  The Company shall have delivered to the Standby Purchasers a certificate of its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions specified in this Section 6(a), (b) and (c) are satisfied in all respects.

(e)           Secretary’s Certificate.  The Company shall have delivered to the Standby Purchasers a secretary’s certificate, duly executed by the Secretary of the Company, certifying as to (A) the resolutions of the board of directors of the Company approving the transactions contemplated hereby, (B) the Company’s certificate of incorporation and bylaws and (C) the incumbency and specimen signature of each officer of the Company executing this Agreement and any document contemplated to be delivered pursuant hereto on behalf of the Company.  The Company shall also have delivered to the Standby Purchasers a certificate of good standing of the Company in its state of organization.

(f)            Required Consents.  All of the Approvals set forth on Schedule 6(f) shall have been obtained.

(g)           Bankruptcy Court Orders.  The Confirmation Order and the Approval Order shall have been entered by the Bankruptcy Court, each such order shall have remained in full force and effect, and no order staying, reversing, modifying or amending either the Confirmation Order or the Approval Order shall be in effect, and since the date hereof, none of the Debtors shall have made a public announcement, entered into an agreement or filed any pleading, evidencing its intention to support or otherwise supports any transaction with respect to the reorganization or sale of any of the Debtors or otherwise shall have taken any action that is materially inconsistent with the transactions contemplated by the Existing Plan (as amended by the Plan Modification), the Disclosure Statement or this Agreement.

(h)           Plan Amendments.  (i) Any material amendment to the Existing Plan, the Plan or the Disclosure Statement, and (ii) any change to the pro forma capitalization of the Company contemplated by the Existing Plan (as amended by the Plan Modification) or the Disclosure Statement that adversely affects the equity valuation of the Company or any modification to the capital structure of the Company contemplated by the Existing Plan (as amended by the Plan Modification) or the Disclosure Statement, in each case shall be acceptable to Paulson.

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(i)            Plan Effectiveness.  All conditions to the occurrence of the Effective Date shall have occurred (other than the consummation of the Standby Purchase) or shall have been satisfied or waived in accordance with the Plan.

(j)            Plan Documents.  The final documentation relating to the Plan and the transactions contemplated by the Plan shall be in form and substance consistent with the Plan and the exhibits attached thereto.

(k)           Amended and Restated Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware, shall be in full force and effect and no action shall have been taken to further amend, modify or repeal such Amended and Restated Certificate of Incorporation.

(l)            Amended and Restated By-laws.  The Amended and Restated By-laws shall have been adopted by the Board of Directors of the Company and no action has been taken to further amend, modify or repeal such Amended and Restated By-laws.

(m)          Listing.  The shares of New Common Stock to be issued to the Standby Purchasers pursuant to this Agreement and the Plan shall have been listed and authorized for trading on the NASDAQ Global Market.

(n)           Ancillary Agreements.  Each of the Registration Rights Agreement and the Standstill Agreement shall have been duly authorized, executed and delivered by the Company.

(o)           Judgments, Decrees and Litigation.  There shall not be in effect or exist any Law, judgment, order, injunction or decree issued by a Governmental Entity restraining or prohibiting the consummation of or imposing material modifications on the transactions contemplated by this Agreement or the Plan.

SECTION 7.

CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the Standby Purchase shall be subject, in each case, to the satisfaction (or waiver by the Company) of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Standby Purchasers and Paulson contained in this Agreement shall be true and correct in all material respects, without giving effect to any “materiality” qualifications therein, on and as of the date hereof and as of the Closing Date, with the same force and effect as though made on and as of such dates, except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation or warranty shall be true and correct in all material respects, without giving effect to any “materiality” qualifications therein,  as of such specified date.

(b)           Compliance with Covenants.  Paulson and all of the Standby Purchasers shall have performed or complied with, in all material respects, all of their respective several

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agreements and covenants required to be performed or complied with under this Agreement on or prior to the Closing.

(c)           Officer’s Certificates.  Paulson shall have delivered to the Company a certificate of its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions specified in this Section 7(a) and (b) is satisfied in all respects.

(d)           Required Consents.  All of the Approvals set forth in Schedule 7(d) shall have been obtained.

(e)           Bankruptcy Court Orders; Plan Effectiveness.  The Confirmation Order and the Approval Order shall have been entered by the Bankruptcy Court and all conditions to the occurrence of the Effective Date shall have occurred (other than the consummation of the Standby Purchase) or shall have been satisfied or waived in accordance with the Plan.

(f)            Ancillary Agreements.  Each of the Registration Rights Agreement and the Standstill Agreement shall have been duly authorized, executed and delivered by each of the Standby Purchasers.

(g)           Judgments, Decrees and Litigation.  There shall not be in effect or exist any Law, judgment, order, injunction or decree issued by a Governmental Entity restraining or prohibiting the consummation of or imposing material modifications on the transactions contemplated by this Agreement or the Plan.

SECTION 8.

TERMINATION

8.1           Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Company and Paulson;

(b)           by either the Company or Paulson if any Law or any judgment, injunction, order or decree of any Governmental Entity of competent jurisdiction shall restrain or prohibit the consummation of the Closing or the Plan, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party or any of its Affiliates;

(c)           by Paulson, in the event of a breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement such that any condition set forth in Section 6 would be incapable of being satisfied; provided, however that, except for breaches of the covenants and agreements contained in Section 5.3(a), (b) and (c), the right to terminate this Agreement pursuant to this Section 8.1(c) for breaches of covenants or agreements that are capable of being cured shall only be available to Paulson after the Company has received written notice of such breach and has failed to cure such breach within five Business Days following such notice;

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(d)           by the Company, in the event of a breach of any representation, warranty, covenant or agreement of Paulson or any Standby Purchaser set forth in this Agreement such that any condition set forth in Section 7 would be incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) for breaches of covenants or agreements shall only be available to the Company after Paulson has received written notice of such breach and has failed to cure such breach within five Business Days following such notice;

(e)           by Paulson, in the event that after the date hereof any of the Debtors shall have made a public announcement, entered into an agreement or filed any pleading evidencing its intention to support or otherwise supports any transaction with respect to the reorganization or sale of any of the Debtors or takes any other action that is otherwise materially inconsistent with the transactions contemplated by this Agreement, the Disclosure Statement or the Existing Plan (as modified by the Plan Modification);

(f)            by Paulson, if without the prior written consent of Paulson the Company shall have (i) materially amended the Existing Plan, the Plan or the Disclosure Statement, or (ii) changed the pro forma capitalization of the Company contemplated by the Existing Plan (as amended by the Plan Modification) or the Disclosure Statement in a manner that adversely affects the equity valuation of the Company or modified the capital structure of the Company contemplated by the Existing Plan (as amended by the Plan Modification) or the Disclosure Statement;

(g)           by Paulson, if there shall have occurred following the date of this Agreement a change, effect, event, occurrence, development, circumstance or state of facts, that has had or would reasonably be expected to have or result in a Material Adverse Effect;

(h)           by Paulson, if the solicitation for the Plan Election has not been commenced by the date that is five Business Days following the entry of the Approval Order by the Bankruptcy Court or if such solicitation shall not have concluded by the Plan Election Deadline;

(i)            by Paulson, if the Confirmation Order shall not have been entered by the Bankruptcy Court and become a Final Order by February 15, 2010;

(j)            by Paulson, if the Confirmation Order is modified in any material respect that is adverse to the Standby Purchasers without its consent;

(k)           by Paulson, if the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed pursuant to the Bankruptcy Code or the Bankruptcy Court enters an order pursuant to section 362 of the Bankruptcy Code lifting the automatic stay with respect to any material portion of the properties and assets of the Debtors; or

(l)            by the Company or Paulson, if the Closing has not occurred on or prior to February 28, 2010;

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provided, however, that the right to terminate this Agreement under the foregoing subsections (b) through (d) shall not be available to any party whose failure to fulfill any of its obligations, or whose breach of any representation or warranty, under this Agreement has been the cause of or resulted in the event or failure otherwise giving rise to the termination right.

8.2           Effect of Termination.  In the event of this Agreement is duly terminated in accordance with Section 8.1, this Agreement shall become void and of no further force and effect, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties, except that the provisions of Sections 5.1, 5.4 and 5.7 shall survive any termination of this Agreement.  Regardless of the termination of this Agreement, nothing contained in this Agreement shall relieve any party hereto from liability for any breach or inaccuracy of its representations, warranties, covenants or agreements contained in this Agreement prior to such termination.

SECTION 9.

MISCELLANEOUS

9.1           No Fiduciary Representation.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) the transactions contemplated hereby are arm’s length commercial transactions between the Company, on the one hand, and Paulson and the Standby Purchasers, on the other, (b) in connection therewith and with the processes leading to such transactions, Paulson and each Standby Purchaser is acting solely as a principal and not the agent or fiduciary of the Debtors or their debtor estates, (c) neither Paulson nor any Standby Purchaser has assumed an advisory or fiduciary responsibility in favor of the Debtors or their debtor estates with respect to any legal, tax, investment, accounting, regulatory or other matters involving the transactions contemplated herein or the processes leading thereto (irrespective of whether Paulson or such Standby Purchaser has advised or is currently advising the Debtors on other matters), and (d) the Debtors have consulted their own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Standby Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Debtors or its shareholders or debtor estates, in connection with the transactions contemplated herein or the processes leading thereto.

9.2           Non-Reliance.  Paulson and each Standby Purchaser acknowledges and agrees that: (a) the Company has not made and is not making, and it has not relied and is not relying upon, any representations or warranties whatsoever, express or implied, regarding Debtors’ business or capitalization, regarding the Debtors’ past or future performance or otherwise relating in any way to the subject matter of this Agreement, except as expressly provided in Section 3, the Plan or the Disclosure Statement; and (b) no Representative of the Debtors has made, or is making, any representations or warranties whatsoever, express or implied, regarding the Debtors’ business or capitalization, past or future performance or otherwise relating in any way to the subject matter of this Agreement.  Without limiting the generality of the foregoing, Paulson and each Standby Purchaser acknowledges and agrees that, except as set forth in the Plan or the Disclosure Statement, the Debtors have not made and are not making, and it has not relied and is not relying upon, any representations or warranties whatsoever, express or implied, regarding the future revenues, future results of operations or future financial condition of the

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Debtors or regarding any projections, forecasts, estimates or budgets discussed with, delivered to or made available to such Standby Purchaser or any of its Representatives.

9.3           Notices.  Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five days after the date of mailing, as follows:

(a)           if to Paulson or any Standby Purchaser, to:

Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, NY  10020
Attn:       Daniel B. Kamensky
Facsimile:  (212) 977-9505

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn: Andrew Hulsh, Esq.
Fred Hodara, Esq.
Facsimile: (212) 872-1002

(b)           if to the Company, to:

Idearc Inc.
2200 West Airfield Drive
DFW Airport, Texas  75261-9810
Attn:       Cody Wilbanks, Executive Vice President, General Counsel and Secretary
Facsimile:  972-453-6869

with a copy to (which shall not constitute notice):

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Ste. 2800
Dallas, Texas 75201
Attn:       Glen J. Hettinger, Esq.
Facsimile:  (214) 855-8200

9.4           Assignment.  Except as described in this Section 9.4, this Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and neither this Agreement nor any of the rights or interests hereunder will be assigned nor any duties or obligations delegated by any of the parties to this Agreement without the prior written consent of the other parties.  Notwithstanding the foregoing, any Standby Purchaser (but not Paulson) may assign its rights and delegate its obligations hereunder to any Affiliate thereof; provided that any

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such delegation shall not release such Standby Purchaser from any of its obligations under this Agreement.

9.5           Entire Agreement.  This Agreement, including the terms of the agreements contemplated hereby and referred to herein contain the entire agreement by and between the Company, Paulson and the Standby Purchasers with respect to the transactions contemplated by this Agreement and supersedes all prior written and prior or contemporaneous oral, agreements and representations with respect thereto.

9.6           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and Paulson or, in the case of a waiver, by (i) Paulson, in the case of a waiver by any Standby Purchaser or (ii) the Company, in the case of a waiver by the Company.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.  Notwithstanding anything to the contrary in this Agreement, no amendment that increases a Standby Purchaser’s Standby Percentage of the Purchase Price shall be effective against any Standby Purchaser without such Standby Purchaser’s consent.

9.7           Governing Law; Jurisdiction; Venue; No Jury Trial.  This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would defer to the substantive laws of any other jurisdiction.  The parties agree that, during the period from the date hereof until the date on which the Debtors’ Chapter 11 Cases are closed or dismissed (the “Bankruptcy Period”), the Bankruptcy Court shall have exclusive jurisdiction to resolve any controversy, claim or dispute arising out of or relating to this Agreement or any other agreement entered into in connection herewith.  The parties further agree that, following the Bankruptcy Period, any action or proceeding with respect to such controversy, claim or dispute shall be brought against any of the parties exclusively in either the United States District Court for the Southern District of New York or any state court of the State of New York located in such district, and each of the parties hereby consents to the personal jurisdiction of such court and the Bankruptcy Court (and to the appropriate appellate courts) in any such action or proceeding and waives any objection, including, without limitation, any objection to the laying of venue or on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of such action or proceeding in such respective jurisdictions.  Each party hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the other parties to such action or proceeding.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

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THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

9.8           Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

9.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

9.10         Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The term “or” is not exclusive.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

9.11         Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

9.12         No Presumption.  The Debtors and the Standby Purchasers each participated in the negotiation and drafting of this Agreement and has each been represented throughout to its satisfaction by legal counsel of its choosing.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

9.13         No Personal Liability.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of Paulson or the Standby Purchasers shall have any liability for any obligations of the Standby Purchasers under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of Paulson or the Standby Purchasers hereunder.  The Company waives and releases all such liability.  This waiver and release is a material inducement to Paulson’s and the Standby Purchasers’ entry into this Agreement.

9.14         Several, Not Joint, Obligations.  The agreements, representations, and obligations of the Standby Purchasers under this Agreement are, in all respects, several and not joint.

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9.15         Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions without the necessity of posting bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.  Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at Law or in equity.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

THE COMPANY:

IDEARC INC.

By:	/s/ Samuel D. Jones
Name: Samuel D. Jones
Title: Executive Vice President, Chief
Financial Officer and Treasurer

THE STANDBY PURCHASERS:

PAULSON & CO. INC.,
on behalf of investment funds and accounts
managed by it

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Managing Director

[Signature page to Standby Purchase Agreement]

EXHIBIT C

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made as of [•], 2009 by and between (a) Idearc Inc., a Delaware corporation (the “Company”), and (b) Paulson & Co. Inc., a Delaware corporation (“Paulson & Co.”), for its own account for the limited purposes set forth herein, and on behalf of the investment funds and accounts managed by Paulson & Co. listed on Schedule A to this Agreement (the “Standby Purchasers” and together with Paulson & Co., “Paulson”).

R E C I T A L S

WHEREAS, the Company and Paulson & Co. (on behalf of the Standby Purchasers) are parties to that certain Standby Purchase Agreement dated as of [•], 2009 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to offer pursuant to its Chapter 11 plan of reorganization of the Company and its subsidiaries, dated as of September 9, 2009, as supplemented as of October [•], 2009 (the “Plan”), to each holder of Class 3 and Class 4 claims under the Plan other than Paulson (“Eligible Subscribers”) the right to receive, in lieu of any and all shares of common stock, par value $[•], of the Company (“New Common Stock”) to be issued pursuant to the Plan, cash in an amount determined as set forth in the Plan (the “Plan Election”), subject to the Ownership Limitation (as defined in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, the Standby Purchasers agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Standby Purchasers, the number of shares of New Common Stock for which the Eligible Subscribers have elected under the Plan Election to receive cash, subject to the Ownership Limitation;

WHEREAS, the cash proceeds of the sale of such shares of New Common Stock to the Standby Purchasers pursuant to the Purchase Agreement will be used by the Company to fund the cash payments to the Eligible Subscribers under the Plan Election; and

WHEREAS, Paulson and the Company are entering into this Agreement to define certain agreements between Paulson and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Board Representation.

(a)                                  The Company agrees that if Paulson beneficially owns 20% or more of the then issued and outstanding shares of New Common Stock at any time during the period commencing on the Effective Date and ending on the 180th day after the Effective Date, Paulson shall be entitled during such period to nominate one (1) individual (such individual, and any successor to such individual as contemplated in Section 1(a)(iii), the “Paulson Nominee”) for election as a member of the Board of Directors of the Company (the “Board”); and specifically the Company agrees to:

(i)                                     as promptly as practicable and in no event later than 10 days following the nomination of the Paulson Nominee as contemplated in this Section 1, (i) increase the size of the Board by one seat and (ii) appoint the Paulson Nominee as a director of the Company whose term shall expire on the earlier of (A) such time, if any, as Paulson ceases to beneficially own 20% or more of the issued and outstanding shares of New Common Stock for a period of 30 consecutive days and (B) at the annual meeting of stockholders to be held in 2011, subject to re-election or re-appointment of the Paulson Nominee as provided in Sections 1(a)(ii) and 1(a)(iii) below, respectively;

(ii)                                  unless Paulson has at any time prior to the Termination Date ceased to beneficially own 20% or more of the issued and outstanding shares of New Common Stock for a period of 30 consecutive days, at each annual meeting of stockholders of the Company to be held prior to the Termination Date, the Company (1) will cause the slate of nominees standing for election, and recommended by the Board, at each such meeting to include the Paulson Nominee, (2) will nominate and reflect in the proxy statement on Schedule 14A for each such meeting the nomination of the Paulson Nominee for election as a director of the Company at each such meeting, and (3) cause all proxies received by the Company to be voted in the manner specified by such proxies and, to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Paulson Nominee; and

(iii)                               if the Paulson Nominee ceases to be a director of the Company other than due to Paulson ceasing to beneficially own 20% or more of the issued and outstanding shares of New Common Stock for a period of 30 consecutive days at any time prior to the Termination Date, Paulson may propose to the Company a replacement nominee for election as a director of the Company, in which event such individual shall be appointed to fill the vacancy created as a result of the prior Paulson Nominee ceasing to be a director of the Company.

(b)                                 The Company agrees that promptly following the appointment or election of the Paulson Nominee, the Company will, upon written request by Paulson, cause the Paulson Nominee to be included as a member of any committee of the Board on which the Paulson Nominee is eligible to serve under applicable law or stock exchange or market policy; provided, that Paulson and the Company agree that the following actions will require approval of a majority of directors of the Company who are independent of Paulson and management of the Company, which independent directors may comprise a committee of the Board: (i) the amendment or waiver of any provision of this Agreement, (ii) consent to the assignment of Paulson’s rights under this Agreement or consent to the relief of Paulson’s obligations under this Agreement, (iii) the amendment or waiver of any provision of the Rights Agreement (defined in Section 4(a)) or the Registration Rights Agreement between the Company, Paulson and the holders of New Common Stock named therein and dated as of the date of this Agreement, in each case to the extent

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any such amendment or waiver affects Paulson, and (iv) redemption of the rights issued under the Rights Agreement.

(c)                                  Paulson will provide, as promptly as reasonably practicable, all information relating to the Paulson Nominee (and other information, if any) to the extent required under applicable law to be included in any proxy statement of the Company and in any other solicitation materials to be delivered to stockholders of the Company in connection with a stockholders meeting as contemplated by Section 1(a)(ii).

2.                                      Voting.  Paulson agrees that effective as of the Commencement Date and continuing until the Termination Date:

(a)                                  it will cause to be present, in person or represented by proxy, all Voting Securities that Paulson beneficially owns at all stockholder meetings of the Company so that all Voting Securities that Paulson beneficially owns may be counted for the purposes of determining the presence of a quorum at such meetings;

(b)                                 if and for so long as Paulson beneficially owns in excess of 25% of the then issued and outstanding shares of New Common Stock, on any and all matters submitted to a vote of the holders of New Common Stock Paulson (1) may vote up to 25% of the shares of New Common Stock then issued and outstanding in its discretion, and (2) shall vote, or cause to be voted, any shares of New Common Stock that Paulson beneficially owns in excess of such 25% in the same proportion as the other holders of New Common Stock vote their shares of New Common Stock with respect to such matters; provided, that notwithstanding the foregoing:

(i)                                     with respect to the election of nominees to the Board, Paulson (1) may vote up to 15% of the then issued and outstanding shares of New Common Stock in its discretion at the annual meeting of the stockholders of the Company to be held in 2011, (2) may vote up to 20% of the then issued and outstanding shares of New Common Stock in its discretion at each annual meeting of the stockholders of the Company to be held prior to the Termination Date (other than the annual meeting to be held in 2011), and (3) shall vote, or cause to be voted, any shares of New Common Stock that Paulson beneficially owns in excess of such 15% and 20%, as applicable, in the same proportion as other holders of shares of New Common Stock vote their shares of New Common Stock with respect to the election of nominees to the Board at each annual meeting of the stockholders of the Company held prior to the Termination Date; provided, that in all cases, Paulson may vote all of its shares of New Common Stock in favor of the election of the Paulson Nominee;

(ii)                                  with respect to a proposed Change of Control Transaction that Paulson desires to vote in favor of, Paulson may vote all shares of New Common Stock that Paulson beneficially owns in favor of such Change of Control Transaction if such Change of Control Transaction treats Paulson and its Affiliates the same as all other holders of New Common Stock and if pursuant to such Change of Control Transaction Paulson will dispose of its shares of New Common Stock;

3

(iii)                               with respect to a proposed Change of Control Transaction that Paulson does not desire to vote in favor of, but which Change of Control Transaction has been recommended by the Board for approval by the Company’s stockholders, Paulson (1) may vote up to 30% of the then issued and outstanding shares of New Common Stock in respect of such Change of Control Transaction in its sole discretion, and (2) shall vote, or cause to be voted, any shares of New Common Stock that Paulson beneficially owns in excess of such 30% in the same proportion as the other holders of New Common Stock vote their shares of New Common Stock with respect to such Change of Control Transaction; and

(iv)                              notwithstanding Sections 2(b)(ii) and (iii), except as provided in the immediately succeeding sentence, if Paulson or an Affiliate of Paulson has any interest in the Person or Persons (other than the Company) that is a party in a Change of Control Transaction (other than a Debt Interest) or if such Change of Control Transaction treats Paulson or its Affiliates differently than all other holders of New Common Stock, then Paulson shall vote, or cause to be voted, all shares of New Common Stock that Paulson beneficially owns in the same proportion as the holders of New Common Stock who do not have an interest in any Person or Persons (other than the Company) that is a party in such Change of Control Transaction vote their shares of New Common Stock with respect to such Change of Control Transaction.  Notwithstanding the foregoing, Paulson shall not be subject to the restrictions set forth in this Section 2(b)(iv) prior to the Termination Date at such time, if any, as Paulson shall beneficially own less than 20% of the then issued and outstanding shares of New Common Stock for a period of 30 consecutive days.

(c)                                  Paulson agrees that with respect to the voting of shares of its New Common Stock over which Paulson has discretion as contemplated in Section 2(b), Paulson shall vote contemporaneously with the voting by other stockholders of the Company.  Paulson agrees that with respect to the voting of shares of its New Common Stock over which Paulson does not have discretion as contemplated in Section 2(b), Paulson shall take such action as may be necessary to cause such shares of New Common Stock to be automatically voted in accordance with the terms of Section 2(b).

(d)                                 Paulson hereby revokes any and all other proxies and voting agreements given by Paulson with respect to the Voting Securities and will cause its Affiliates to revoke any and all proxies and voting agreements given by any such Affiliate with respect to the Voting Securities.

3.                                      Standstill.

(a)                                  Paulson hereby agrees that effective as of the Commencement Date and continuing until the earlier of (x) such time, if any, as Paulson beneficially owns less than 20% of the then issued and outstanding shares of New Common Stock for a period of 30 consecutive days and (y) the Termination Date, neither Paulson nor any of its Affiliates will, acting alone, as part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise in concert with any other Person, unless specifically requested in writing by the Board on an unsolicited basis:

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(i)                                     after the Purchase Period (as defined below), acquire, or agree to acquire, offer to acquire, or seek or propose to acquire beneficial ownership of any New Common Stock or any rights or options to acquire any New Common Stock (including from a third Person); or

(ii)                                  initiate, propose, finance, negotiate, seek to effect, guarantee the financing of, assist any other Person  in obtaining financing for, or knowingly cause (1) any proxy contest or other proposal to obtain board representation, (2) any stockholder proposal, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise or (3) any Change of Control Transaction, except that Paulson may do any of the foregoing with respect to a proposed Change of Control Transaction if such proposed Change of Control Transaction is subject to the voting requirements set forth in Section 2(b); or

(iii)                               except with respect to a proposed Change of Control Transaction expressly subject to the voting requirements set forth in Section 2(b), “solicit” (within the meaning of Rule 14a-1(l) under the Exchange Act) any proxies to vote, or seek to influence any other Person with respect to the voting of any Voting Securities on any of the matters set forth in Section 3(a)(ii); or

(iv)                              except with respect to a proposed Change of Control Transaction expressly subject to the voting requirements set forth in Section 2(b), take any action that would require the Company under applicable law, rule or stock exchange policy to make a public announcement regarding any of the matters set forth in Section 3(a)(ii); or

(v)                                 except with respect to a proposed Change of Control Transaction expressly subject to the voting requirements set forth in Section 2(b), form, join or participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities; or

(vi)                              nominate an individual or individuals for election to the Board at any meeting (or by written consent in lieu of a meeting) of stockholders of the Company, other than as expressly provided in this Agreement with respect to the Paulson Nominee, or effect or attempt to effect the removal of any members of the Board (other than the Paulson Nominee); provided, that compliance by Paulson with the provisions of Sections 1 or 2(b) shall not constitute a violation of this provision; or

(vii)                           other than as expressly provided in this Agreement with respect to the Paulson Nominee, directly or indirectly seek to elect, appoint or otherwise place (or seek to have elected, appointed or otherwise placed) a representative of Paulson on the Board, it being the express agreement of Paulson and the Company that Paulson shall be entitled to only one seat on the Board, subject to the conditions set forth in this Agreement, prior to the Termination Date; or

(viii)                        seek to call, or to request the call of, a special meeting of the stockholders of the Company; or

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(ix)                                deposit any securities of the Company into a voting trust, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities (other than pursuant to Section 2 of this Agreement), or other agreement or arrangement having similar effect to which, in each case, a Person who is not an Affiliate of Paulson is a party; or

(x)                                   execute any written stockholder consent with respect to the Company, except in accordance with Section 2 of this Agreement; or

(xi)                                except with respect to a proposed Change of Control Transaction expressly subject to the voting requirements set forth in Section 2(b), seek or request permission to do any of the foregoing, make, initiate, take or participate in any demand, request, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Agreement; or

(xii)                             disclose any intention, plan or arrangement inconsistent with the foregoing.

(b)                                 Notwithstanding the foregoing provisions of this Section 3, the parties to this Agreement acknowledge and agree that:

(i)                                     on the Effective Date or at any time during the period from the Effective Date to the date that is 270 days after the Effective Date (the “Purchase Period”), Paulson may acquire beneficial ownership of additional shares of New Common Stock; provided, that in no event, before, during or after the Purchase Period, may Paulson acquire or beneficially own in excess of 45% of the shares of New Common Stock then issued and outstanding (inclusive of the shares of New Common Stock issued to Paulson by the Company on the Effective Date in exchange for all of the Class 3 and Class 4 claims of Paulson pursuant to the Plan); provided further, that Paulson may acquire beneficial ownership of additional shares of New Common Stock (including after the Purchase Period) pursuant to Paulson’s exercise of its preemptive rights set forth in Section 11, subject to the 45% beneficial ownership limitation set forth above in this Section 3(b)(i);

(ii)                                  the provisions of Section 3(a) shall not restrict the actions of Paulson taken in respect of a Change of Control Transaction the terms of which require as a condition to consummation of such Change of Control Transaction compliance with the applicable voting restrictions set forth in Sections 2(b)(ii), (iii) and (iv) (and which condition is not waived); and

(iii)                               the provisions of Section 3(a) will not limit in any respect Paulson’s ability to privately make proposals to the Board with respect to any of the actions, activities, or matters otherwise restricted by Section 3(a).

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4.                                      Non-Interference.

(a)                                  The Company will not, by amendment of its Amended and Restated Certificate of Incorporation (the “Charter”), its Amended and Restated Bylaws (the “Bylaws”), or its Rights Agreement (together, the “Rights Agreement”), or through any other means, circumvent or seek to circumvent the observance or performance by the Company of any of its obligations under the terms of this Agreement, including, without limitation, by challenging in any manner the terms of the Charter, the Bylaws, or the Rights Agreement or the validity or enforceability of this Agreement on any grounds (including as being against public policy, as having been improperly induced or otherwise), whether by the initiation of any legal proceeding for such purpose, or by the intervention, participation or attempted intervention or participation in any manner in any other legal proceeding initiated by another Person or otherwise.

(b)                                 Paulson will not by any means, circumvent or seek to circumvent the observance or performance by Paulson of any of its obligations under the terms of this Agreement, including, without limitation, by challenging in any manner the terms of the  Charter, the Bylaws, or the Rights Agreement or the validity or enforceability of this Agreement on any grounds (including as being against public policy, as having been improperly induced or otherwise), whether by the initiation of any legal proceeding for such purpose, or by the intervention, participation or attempted intervention or participation in any manner in any other legal proceeding initiated by another Person or otherwise.

(c)                                  Notwithstanding the foregoing, the Company and Paulson each acknowledges and agrees that the invalidity or unenforceability of any provision of the Charter or the Bylaws will not constitute or give rise to a breach of Section 1(a)(i) of this Agreement or a right of either the Company or Paulson to terminate this Agreement based on such breach.

(d)                                 The Company agrees that until the earlier of (x) such time, if any, as Paulson beneficially owns less than 20% of the then issued and outstanding shares of New Common Stock for a period of 30 consecutive days and (y) the Termination Date, without the prior written consent of Paulson & Co., if Paulson (as defined in the Rights Agreement) has not become an Acquiring Person (as defined in the Rights Agreement), neither the Company nor the Rights Agent (as defined in the Rights Agreement) shall modify, supplement or amend Section 1(t) of the Rights Agreement or otherwise modify, supplement or amend the Rights Agreement in any manner that would adversely affect the rights, interests, duties or obligations of Paulson (as defined in the Rights Agreement) under the Rights Agreement in a manner that relates to the determination as to whether Paulson (as defined in the Rights Agreement) is a “Grandfathered Person” (as defined in the Rights Agreement) or “Acquiring Person” (as defined in the Rights Agreement) under the Rights Agreement.

5.                                      Publicity.

(a)                                  Neither the Company nor Paulson will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or

7

securities analyst) concerning the other party or any of its respective past, present or future general partners, managers, directors, officers or employees, which disparages any of such party’s respective past, present or future general partners, managers, directors, officers or employees as individuals (recognizing that each party will be free to (i) comment in good faith regarding the business of the other party, provided any such comment shall not otherwise violate the terms of this Agreement, and (ii) after consultation with counsel, make any disclosure that it determines in good faith is required to be made under applicable law).

6.                                      Paulson’s Representations and Warranties.  Paulson represents and warrants to the Company that:

(a)                                  the execution, delivery and performance of this Agreement by Paulson have been duly and validly authorized by all necessary corporate action on the part of Paulson; this Agreement has been duly executed by Paulson, is a valid and binding agreement of Paulson, and is enforceable against Paulson in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(b)                                 the execution, delivery and performance by Paulson of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever under Paulson’s organizational documents or under any agreement or instrument to which Paulson is a party or by which any of its properties or assets is bound or under any law or any order of any court or other agency of government.

7.                                      Company’s Representations and Warranties.  The Company represents and warrants to Paulson that:

(a)                                  the execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed by the Company, is a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)                                 the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever under the Charter, the Bylaws or under any agreement or instrument to which the Company is a party or by which any of its properties or assets is bound or under any law or any order of any court or other agency of government; and

8

(c)                                  upon confirmation of the Plan, the New Common Stock will be the only authorized and outstanding class of capital stock of the Company.

8.                                      Certain Definitions.  As used in this Agreement, the following terms have the meanings indicated:

(a)                                  The term “Accredited Investor” means an “Accredited Investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(b)                                 The term “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.  For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)                                  Whether a Person “beneficially owns” or “beneficially owned,” is the “beneficial owner” of or has “beneficial ownership” of securities for the purposes of this Agreement shall be determined in the same manner as that set forth for determining a beneficial owner of a security under Rule 13d-3 of the Exchange Act, except that a Person will also be deemed to be the beneficial owner of all securities which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional.

(d)                                 The term “Change of Control Transaction” means any transaction or series of related transactions that results in any of the following: (i) any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of Voting Securities of the Company representing at least a majority of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the members of the Board; and (iii) a sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (including the stock of any subsidiaries of the Company).

(e)                                  The terms “Commencement Date” means the date during the Purchase Period when Paulson’s beneficial ownership of New Common Stock first reaches at least 20% of the then issued and outstanding shares of New Common Stock.

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(f)                                    The term “Debt Interest” means an interest as a holder of indebtedness, which indebtedness (1) is not convertible or exchangeable for equity, (2) has no voting rights on matters submitted to the stockholders of the issuer of such indebtedness (including the election of directors), and (3) does not result in Paulson or its Affiliates being deemed to be an Affiliate of the issuer of such indebtedness.

(g)                                 The term “Effective Date” means the effective date of the Plan pursuant to the terms thereof.

(h)                                 The term “Equity Securities” means New Common Stock or equity securities convertible into or exercisable or exchangeable for New Common Stock, but excluding Exempted Securities.

(i)                                     The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                     The term “Exempted Securities” means New Common Stock or equity securities convertible into or exercisable or exchangeable for New Common Stock issued (i) as consideration for any asset, right, entity or business acquired by the Company or any of its subsidiaries, including in connection with a merger, exchange offer, joint venture, license transaction or exchange of shares, (ii) in accordance with any stock option or other equity-based compensation plan of the Company or its subsidiaries or upon exercise, conversion or exchange of any stock option or other equity interest issued thereunder, (iii) as a dividend or other distribution to equityholders of the Company generally, (iv) in connection with a stock split or (v) in connection with the exchange, exercise or conversion of any equity interest that is outstanding (1) immediately upon the date of this Agreement, (2) thereafter, so long as Paulson had an opportunity to exercise the preemptive rights granted to Paulson with respect to the underlying equity interest or (3) thereafter, to the extent that such equity interest was issued pursuant to any of clauses (i), (ii), (iii) or (iv).

(k)                                  The term “Person” will be interpreted broadly to include, without limitation, any corporation, company, “group” (within the meaning of Section 13(d)(3) of the Exchange Act), partnership, limited liability company, other entity or individual.

(l)                                     The term “Termination Date” means the fourth anniversary of the Effective Date.

(m)                               The term “Voting Securities” means securities of the Company with the power to vote with respect to the election of directors generally, including, without limitation, the New Common Stock.

9.                                      Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or sent to the recipient by facsimile (if sent by facsimile prior to 5:00 p.m. local time of the recipient on a business day or, if not, on the next business day), or one (1) business day after deposit with a reputable overnight courier service (charges prepaid), or three (3) business days after being mailed to the recipient by

10

certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Company and Paulson at the following addresses:

If to the Company:

Idearc Inc.

2200 West Airfield Drive

P. O. Box 619810

DFW Airport, Texas 75261

Attention:

Facsimile:

with copies to (which shall not constitute notice):

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention: Glen J. Hettinger

Facsimile: (214) 855-8200

If to Paulson:

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, New York  10020

Attention: Daniel B. Kamensky

Facsimile: (212) 977-9505

with copies to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention:	Andrew Hulsh
Fred Hodara
Facsimile:	(212) 872-1002

10.                               Expiration.  This Agreement shall expire on the Termination Date, subject to Section 12(a).

11.                               Preemptive Rights.

(a)                                  So long as Paulson and its controlled Affiliates beneficially own in excess of 20% of the shares of New Common Stock then outstanding, and subject to the terms and conditions of Section 11(b), the Company shall not issue additional Equity Securities (an “Issuance”) unless, prior to such Issuance, the Company notifies Paulson in writing of the proposed Issuance and grants to Paulson, or at Paulson’s election, one or more of its Affiliates, the right (the “Right”) to subscribe for and purchase in whole or in part, at

11

the same price and upon the same terms and conditions as set forth in the notice of such Issuance, a portion of such additional Equity Securities proposed to be issued in the Issuance such that immediately after giving effect to the Issuance and the exercise of the Right (including, for purposes of this calculation, the issuance of shares of New Common Stock upon conversion, exchange or exercise of any Equity Security issued in the Issuance and subject to the Right), the shares of New Common Stock that Paulson and its Affiliates beneficially own (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of New Common Stock outstanding as was beneficially owned by Paulson and its Affiliates immediately prior to the Issuance.  In the event Equity Securities are issued as part of a unit with other securities, the Right will apply to such unit and not separately to any component of such unit.

(b)                                 The Right may be exercised by Paulson, or, at Paulson’s election, one or more of its Affiliates, as the case may be, provided that the Person exercising the Right must (i) be an Accredited Investor and (ii) deliver written notice to the Company of such exercise of the Right which is received by the Company within twenty (20) business days after the date on which Paulson receives notice from the Company of the proposed Issuance.  The closing of the purchase and sale pursuant to the exercise of the Right shall occur on the date scheduled by the Company for the Issuance, which may not be earlier than ten (10) business days and no later than sixty (60) business days after the Company receives notice of the exercise of the Right.

(c)                                  Nothing in this Section 11 shall be deemed to prevent any Person from purchasing for cash or the Company from issuing any additional Equity Securities without first complying with the provisions of this Section 11; provided that, (i) the Board has determined in good faith that (a) the Company needs a prompt cash investment, (b) no alternative financing on terms no less favorable to the Company in the aggregate than such purchase is available on a no less timely basis, and (c) the delay caused by compliance with the provisions of this Section 11 in connection with such investment would be reasonably likely to materially adversely affect the Company; (ii) the Company gives prompt notice to Paulson of such investment as soon as practicable, and in any event at least five (5) business days prior to the consummation of such investment; and (iii) the purchasing holder or the Company enables Paulson to exercise its rights to purchase its pro rata share as promptly as practicable following the initial prompt cash investment.  For purposes of this Section 11(c), the term “pro rata share” shall be based on Paulson’s and its Affiliates’ beneficial ownership of outstanding Equity Securities relative to the total number of outstanding Equity Securities, in each case prior to the issuance by the Company of Equity Securities in the transaction contemplated by this Section 11(c).

12.                               Miscellaneous.

(a)                                  Survival.  The representations and warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and any investigation at any time by or on behalf of Paulson or the Company.  The provisions of Section 11 and, to the extent necessary for the interpretation or enforcement of Section 11, Sections 8, 9 and 12, of this Agreement shall survive the expiration of this Agreement.

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(b)                                 Entire Agreement.  This Agreement contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior written and prior or contemporaneous oral agreements between the parties with respect to such matters.

(c)                                  Amendment.  The agreements set forth in this Agreement may be modified or waived only by a separate writing by the Company and Paulson expressly so modifying or waiving such agreements.

(d)                                 No Waiver.  No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)                                  Assignment.  Any assignment or attempted assignment of this Agreement by Paulson without the prior written consent of the Company shall be void.

(f)                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g)                                 Specific Performance.  The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that each of the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy.  Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity.

(h)                                 THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED BY THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HERETO (I) IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR ANY SUITS, ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT AND IRREVOCABLY WAIVE ALL OBJECTIONS TO SUCH JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (II) AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 DEL. C. SS. 2708, AND (III) IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SERVICE OF PROCESS IN, SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND AGREE TO APPEAR IN, THE COURT OF CHANCERY IN THE STATE OF DELAWARE IN WILMINGTON, DELAWARE, WITH RESPECT

13

TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

*   *   *   *

14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

IDEARC INC.

By:

Name:

Title:

PAULSON & CO. INC.

FOR ITS OWN ACCOUNT FOR THE LIMITED PURPOSE OF AGREEING TO BE BOUND SOLELY BY SECTIONS 2, 3, 4(B), 4(C) AND, TO THE EXTENT NECESSARY FOR THE INTERPRETATION OR ENFORCEMENT OF ANY OF THE FOREGOING, SECTIONS 8, 9, 10 AND 12 OF THIS AGREEMENT

By:

Name:

Title:

PAULSON & CO. INC.
ON BEHALF OF INVESTMENT FUNDS AND ACCOUNTS
MANAGED BY IT

By:

Name:

Title:

15

SCHEDULE A

16

EXHIBIT D

IDEARC INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

RIGHTS AGREEMENT

dated as of

                      , 2009

Exhibit A

Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Idearc Inc.

Exhibit B

Form of Right Certificate

Form of Assignment

Form of Election to Purchase

Exhibit C

Summary of Rights to Purchase Preferred Stock

RIGHTS AGREEMENT

This Rights Agreement, dated as of                        , 2009 (this “Agreement”), is between IDEARC INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (as defined below) outstanding as of 5:00 p.m., Eastern time, on                        , 2009 (the “Record Date”) and has authorized the issuance of one Right (subject to adjustment) in respect of each share of Common Stock issued between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined) and under certain other circumstances, each Right representing the right to purchase one one-thousandth of one share of Series A Junior Participating Preferred Stock of the Company having the rights and preferences set forth in the form of Certificate of Designations of Series A Junior Participating Preferred Stock of Idearc Inc., attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.               Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person (other than a Company Entity or a Grandfathered Person) who or that shall be or become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.  Notwithstanding the foregoing:

(i)            no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by a Company Entity that, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by a Person to 20% or more of the shares of Common Stock then outstanding; provided, however, that if such Person becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of share acquisitions by Company Entities and shall, after such share acquisitions by Company Entities, become the Beneficial Owner of any additional shares of Common Stock (other than by reason of a stock dividend, stock split or other corporate action effected by the Company), then such Person shall be deemed to be an “Acquiring Person,” except as otherwise provided in Section 1(a)(ii), unless upon consummation of the acquisition of such additional shares of Common Stock such Person does not beneficially own 20% or more of the shares of Common Stock then outstanding;

(ii)           if (A) the Board determines in good faith that a Person who or that has satisfied the conditions for becoming an “Acquiring Person” pursuant to the foregoing provisions of this Section 1(a) did so inadvertently (including, without limitation, because (1) such Person was unaware that such Person had become the Beneficial Owner of 20% or more of the shares of

Common Stock then outstanding or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, (B) such Person (and/or its Affiliates and Associates) divests a sufficient number of shares of Common Stock (including, in the case solely of Derivative Common Shares (as such term is hereinafter defined), by terminating one or more subject derivative transactions or disposing of a sufficient number of subject derivative securities) so that such Person would no longer satisfy the conditions for being an “Acquiring Person” pursuant to the foregoing provisions of this Section 1(a), and (C) such determination by the Board is made and such divestment by such Person (and/or its Affiliates and Associates) is completed prior to the time when the first Right is distributed by the Rights Agent pursuant to Section 3(a), then such Person shall not be an “Acquiring Person” and shall be deemed to have never been an “Acquiring Person” for all purposes of this Agreement (such that, for the avoidance of doubt, no Distribution Date shall occur, or be deemed to have occurred, as a result thereof and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if such Person, after such determination and divestment, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of becoming the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person” unless a subsequent determination and divestment is made pursuant to this Section 1(a)(ii); and

(iii)          if a Person would be deemed to be an Acquiring Person upon the adoption of this Agreement because such Person is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding on the date of this Agreement, such Person will not be deemed an Acquiring Person for any purposes of this Agreement unless and until such Person acquires Beneficial Ownership of one or more additional shares of Common Stock after the date of this Agreement (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.

(b)           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)           “Agreement” shall have the meaning set forth in the preamble hereto.

(d)           “Associate,” when used to indicate a relationship with any Person, shall mean each, any and all of the following:

(i)            any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is an officer or partner;

(ii)           any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that any such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity shall not be an “Associate” of a Person if, and only for so long as, such Person (A) satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act, (B) has reported Beneficial Ownership of the equity securities of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act and is not required to report its ownership of such equity securities on Schedule 13D under the Exchange Act, (C) is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding (including any such shares that are beneficially owned by such Person’s Affiliates and Associates after giving effect to this proviso) and (D) has not reported and is not required to report its ownership of Common Stock on Schedule 13D under the Exchange Act;

(iii)          any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(iv)          any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

(e)           A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)            that such Person, or any of such Person’s Affiliates or Associates, beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii)           that such Person, or any of such Person’s Affiliates or Associates, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (other than the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities that such Person has a right to acquire on the exercise of Rights at any time prior to the time that such Person becomes an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause (B) if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (y) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)          that are beneficially owned, directly or indirectly, by any other Person (or any of such other Person’s Affiliates or Associates) with which such Person (or any of such Person’s Affiliates or Associates) has (A) any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Company or (B) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing the control of the Company; provided, however, that (1) nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such forty (40) day period, (2) no Person who is an officer, director or employee of a Company Entity shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, or to “beneficially own,” any securities (including, without limitation, in a fiduciary capacity) beneficially owned by such Company Entity or by any other officer, director or employee of such Company Entity and (3) a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any securities held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third Persons who are not Affiliates or Associates of such Person; or

(iv)          that are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates or Associates), or a derivative security acquired by such Person (or any of such Person’s Affiliates or Associates), that gives such Person (or any of such Person’s Affiliates or Associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or that provides such Person (or any of such Person’s Affiliates or Associates) an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person (or any of such Person’s Affiliates or Associates), (b) the derivative is required to be, or capable of being, settled through delivery of such securities or (c) such Person (or any of such Person’s Affiliates or Associates) may have entered into other transactions that hedge the economic effect of such derivative.  In determining the number of shares of Common Stock beneficially owned by virtue of the operation of this Section 1(e)(iv), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of shares of Common Stock to which the derivative position relates.  Such shares of Common Stock that are deemed so beneficially owned pursuant to the operation of this Section 1(e)(iv) shall be referred to herein as “Derivative Common Shares.”

Notwithstanding anything in this Section 1(e) to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.

(f)            “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Massachusetts are authorized or obligated by law or executive order to close.

(g)           “close of business” on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern time, on the next succeeding Business Day.

(h)           “Common Stock” shall mean the common stock, $0.01 par value (or as such par value may be changed from time to time), of the Company.

(i)            “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(j)            “Company” shall have the meaning set forth in the preamble hereto.

(k)           “Company Entity” shall mean (i) the Company, (ii) any subsidiary of the Company or (iii) any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established pursuant to the terms of any such plan.

(l)            “current market price per share” shall have the meaning set forth in Section 11(d).

(m)          “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(n)           “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Shock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(o)           “Distribution Date” shall have the meaning set forth in Section 3(a).

(p)           “equivalent preferred stock” shall have the meaning set forth in Section 11(b).

(q)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s)           “Expiration Date” shall mean the close of business on the earlier of (i)                        , 2012 and (ii)                        , 2010 if and only if Stockholder Approval has not been obtained on or prior to such date.

(t)            “Grandfathered Person” shall mean (i) Paulson & Co., Inc. (including any successor thereto, by operation of law or otherwise, but excluding any assignee, distributee or transferee thereof, in each case by operation of law or otherwise) (the “Institutional Investor”),

(ii) any controlled Affiliates of the Institutional Investor (including any successor to any such Affiliate or any assignee, distributee or transferee of any such Affiliate, in each case by operation of law or otherwise, for so long as such successor, assignee, distributee or transferee remains a controlled Affiliate of the Institutional Investor, but excluding any other successor to any such Affiliate or other assignee, distributee or transferee of any such Affiliate, in each case by operation of law or otherwise) (collectively, the “Paulson Controlled Affiliates”) and (iii) the several investment funds and accounts managed by the Institutional Investor and/or any Paulson Controlled Affiliates (such funds and accounts, together with the Institutional Investor and any Paulson Controlled Affiliates, collectively, “Paulson”) for so long as Paulson is not the Beneficial Owner of more than the Permitted Percentage (as defined below) of the shares of Common Stock then outstanding; provided, however, that Paulson shall not become an “Acquiring Person” as the result of an acquisition of Common Stock by a Company Entity that, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by Paulson to more than the Permitted Percentage of the shares of Common Stock then outstanding; provided, further, that if Paulson becomes the Beneficial Owner of more than the Permitted Percentage of the shares of Common Stock then outstanding by reason of share acquisitions by Company Entities and shall, after such share acquisitions by Company Entities have been publicly disclosed or have been disclosed to (or otherwise actually known by) Paulson, become the Beneficial Owner of any additional shares of Common Stock (other than by reason of a stock dividend, stock split or other corporate action effected by the Company), then Paulson shall be deemed to be an “Acquiring Person,” except as otherwise provided in Section 1(a)(ii) (substituting “more than the Permitted Percentage” for “20% or more” in each case in that subsection), unless upon consummation of the acquisition of such additional shares of Common Stock Paulson does not beneficially own more than the Permitted Percentage of the shares of Common Stock then outstanding.

For purposes of this Section 1(t), the “Permitted Percentage” shall mean the lower of (1) forty-five percent (45%) and (2) the percentage of the outstanding shares of Common Stock that are Beneficially Owned by Paulson at the close of business on the day that is 270 days immediately following the effective date of the consummation of the transactions contemplated by that certain Standby Purchase Agreement, dated as of                          , 2009, by and between Paulson and the Company.

(u)           “Independent Directors” shall mean members of the Board who are not officers, employees or Affiliates (or designees of Affiliates) of the Company.

(v)           “invalidation time” shall have the meaning set forth in Section 11(a)(ii).

(w)          “NASDAQ” shall mean the NASDAQ National Market System.

(x)            “Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(y)           “Person” shall mean any individual, firm, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(z)            “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock of the Company having the rights and preferences set forth in the form of Certificate of

Designations of Series A Junior Participating Preferred Stock of Idearc Inc., attached hereto as Exhibit A and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock of the Company authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock of the Company.

(aa)         “Principal Party” shall have the meaning set forth in Section 13(b).

(bb)         “Purchase Price” shall have the meaning set forth in Section 4.

(cc)         “Qualified Offer” shall mean an offer determined by a majority of the Independent Directors to have each of the following characteristics:

(i)            a fully financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)           an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)          an offer whose per-share offer price exceeds the greatest of (A) the highest reported market price per share of the Common Stock during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act), (B) the highest price per share of the Common Stock paid by the Person making the offer (or any of such Person’s Affiliates) during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) or prior to the expiration of the offer, (C) an amount that is 25% higher than the 12-month moving average per share price of the Common Stock (determined as of the Trading Day immediately preceding the date of commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act)), (D) an amount that is 25% higher than the closing price (as “closing price” is determined pursuant to Section 11(d)(i)) per share of the Common Stock on the Trading Day immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) and (E) if, at the time that the offer is commenced (within the meaning of Rule 14d-2(a) under the Exchange Act), any other offer that is a Qualified Offer has been commenced and remains open, the price per share of the Common Stock offered in such earlier Qualified Offer; provided, however, that, to the extent that an offer that includes common stock of the offeror, such per-share offer price of the offer will be determined by valuing such common stock of the offeror at the lowest reported market price for such common stock of the offeror during the five (5) trading days immediately preceding and the five (5) trading days immediately following the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act);

(iv)          an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v)           if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view and (B) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(vi)          an offer that is subject to only the minimum tender condition described below in Section 1(cc)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii)         an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open for at least one hundred twenty (120) days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety (90) days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten (10) Business Days following such ninety (90) day period;

(viii)        an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(cc)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty (20) Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(cc)(vii) and this Section 1(cc)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(cc)(vii) and this Section 1(cc)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e—1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one (1) Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix)           an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x)            an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi)           an offer pursuant to which the Company and its stockholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii)          an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii)         if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns 20% or more of the voting stock of the issuer of such common stock at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock or other voting securities of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of Section 1(cc)(i), “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, legally binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions (for the avoidance of doubt it being understood that a provision relating to the sharing with a financing source of any break-up or termination fee shall be considered customary), (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer.  If an offer becomes a Qualified Offer in accordance with this Section 1(cc), but subsequently ceases to be a Qualified Offer as a result of the failure at a later date of such offer to continue to satisfy any of the requirements of this Section 1(cc), such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(dd)         “Record Date” shall have the meaning set forth in the recitals hereof.

(ee)         “Redemption Date” shall have the meaning set forth in Section 7(a).

(ff)           “Redemption Price” shall have the meaning set forth in Section 23(a).

(gg)         “Redemption Resolution” shall have the meaning set forth in Section 23(b).

(hh)         “Right” shall have the meaning set forth in the recitals hereof.

(ii)           “Right Certificate” shall have the meaning set forth in Section 3(a).

(jj)           “Rights Agent” shall have the meaning set forth in the preamble hereto.

(kk)         “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(ll)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(mm)       “Security” shall have the meaning set forth in Section 11(d).

(nn)         “Senior Voting Stock” shall have the meaning set forth in Section 13(b).

(oo)         “Shares Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an “Acquiring Person” for purposes of this Agreement.

(pp)         “Special Independent Committee” means a special committee of the Board comprised of each Independent Director who is not a director, officer, employee, Affiliate or designee of a Grandfathered Person.

(qq)         “Special Meeting” shall have the meaning set forth in Section 23(b).

(rr)           “Special Meeting Notice” shall have the meaning set forth in Section 23(b).

(ss)         “Special Meeting Period” shall have the meaning set forth in Section 23(b).

(tt)           “Spread” shall have the meaning set forth in Section 11(a)(iii).

(uu)         “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of a majority of all the votes cast at a meeting of stockholders of the Company, duly held in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (as each may be amended from time to time) and applicable law, at which a quorum is present.

(vv)         “subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or any other subsidiary of such Person.

(ww)       “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(xx)          “Summary of Rights” shall have the meaning set forth in Section 3(b).

(yy)         “Trading Day” shall have the meaning set forth in Section 11(d).

Section 2.               Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

Section 3.               Issue of Right Certificates.

(a)           Until the close of business on the earlier of (i) the tenth (10th) day after the Shares Acquisition Date or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board prior to the Shares Acquisition Date) after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than a Company Entity), a tender or exchange offer the consummation of which would result in any Person (other than a Company Entity) becoming an Acquiring Person (including any such date that is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the “Distribution Date”), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Stock registered in the names of the holders thereof (which certificates shall be deemed also to be Right Certificates) and not by separate Right Certificates, and the record holders of Common Stock represented by such certificates shall be the record holders of the Rights represented thereby, and (B) the Rights will be transferable only in connection with the transfer of the Common Stock.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested by written notice and provided with a stockholder list and all other relevant information that the Rights Agent may reasonably request, send), by first class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)           On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first class, postage-prepaid mail or other means used by the Company to deliver proxy statements to its stockholders, to each record holder of Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company.  With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights.  Until the Distribution Date (or if earlier, the Redemption Date or the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c)           Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date.  Certificates issued for Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Idearc Inc. and Computershare Trust Company, N.A., as Rights Agent, dated as of                        , 2009, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Idearc Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Computershare Trust Company, N.A. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by any Person who becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will not longer be transferable.

With respect to such certificates containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4.               Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but that do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22, the Right Certificates, in each case, on their face shall entitle the holders thereof to purchase such number of shares of the Preferred Stock as shall be set forth therein at the price per share set forth therein (the “Purchase Price”), but the number of such shares (and the type of securities or other property issuance upon exercise of the Rights) and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.               Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Company in the manner provided in the Amended and Restated By-Laws of the Company (as it may be amended from time to time) for Common Stock certificates.

The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.

In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Following the Distribution Date, and receipt by the Rights Agent of (i) written notice of the Distribution Date pursuant to Section 3(a), and (ii) a stockholder list and all relevant information reasonably requested by the Rights Agent pursuant to Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.               Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 7(e) and Section 14, at any time after the close of business on the Distribution Date, and prior to the close of business on the earlier of the Redemption Date and the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  As a condition to such transfer, division, combination or exchange, the Company may require payment by the surrendering holder of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or  mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the

Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provision of this Agreement to the contrary, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7.               Exercise of Rights:  Purchase Price; Expiration Date of Rights.

(a)           The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes together with payment of the Purchase Price for each one one-thousandth of one share of the Preferred Stock (or Common Stock, other securities, cash or assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (“Redemption Date”), or (iii) the time at which such Rights are exchanged as provided for in Section 24.

(b)           The Purchase Price for each one one-thousandth of one share of the Preferred Stock pursuant to the exercise of a Right shall initially be $        .00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 in cash, or by certified check or cashier’s check payable to the order of the Company, the Rights Agent shall thereupon (i) (A) promptly requisition from any transfer agent of the Preferred Stock of the Company, or make available if the Rights Agent is the transfer agent of the Preferred Stock, certificates for the number of one one-thousandths of a share of the Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) promptly requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and

(iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the purported transfer or exercise of Rights pursuant to Section 6 or this Section 7 unless the registered holder shall have properly completed and duly executed the form of assignment or election to purchase on the reverse side of the Right Certificate surrendered for such transfer or exercise and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner’s Affiliates or Associates as the Company or the Rights Agent shall reasonably request.

Section 8.               Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.               Reservation and Availability of Shares of Preferred Stock.  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock, or its authorized and issued Preferred Stock held in its treasury, the number of shares of the Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

So long as the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock or other securities) issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange or automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted for trading on such exchange or automated quotation system upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such (subject to payment of the

Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Preferred Stock (or shares of Common Stock or other securities) upon the exercise of Rights.  The Company shall not, however, be required (a) to pay any tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Preferred Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Preferred Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

The Company shall, if legally required, (i) prepare and file, as soon as reasonably possible following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of or exchangeable for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably possible after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date.  The Company also shall take all such action as may be required or as is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of or exchangeable for the Rights.  The Company may temporarily suspend, for a period not to exceed one hundred twenty (120) days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9 and give the Rights Agent a copy of such announcement.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

Section 10.             Preferred Stock Record Date.  Each Person in whose name any certificate for shares of the Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights, together with the form of election to purchase properly completed and duly executed, was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.             Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and kind or class of shares of stock of the Company purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)            In the event the Company shall at any time after the Record Date (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right.  If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)           Subject to Section 24, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying such Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the current market price per share of the Common Stock on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); provided further, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right (or, at the option of the Company, such number of one one-

thousandths of a share of Preferred Stock) shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f).  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.  Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), including, without limitation, any such Rights when held by (1) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time, (2) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (x) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (y) a transfer that the Board determines is part of a plan, arrangement or understanding, written or otherwise, that has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), or (3) a subsequent transferee of any Person described in the foregoing clauses (1) or (2), shall be null and void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3, Section 6 or Section 7(d) that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate whose Rights would be null and void pursuant to the provisions of this paragraph shall be cancelled.

(iii)          The Company may, at its option, substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) a number of shares of Preferred Stock or fraction thereof such that the current market price per share of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price per share of one share of Common Stock.  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (2) the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Person becoming an Acquiring Person and (B) with respect to each Right (other than Rights that have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value that, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date on which any Person becomes an Acquiring Person (the date on which any Person becomes an Acquiring Person being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon any Person becoming an Acquiring Person, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current market price per share on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current market price per share of the Common Stock.  The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having economically equivalent rights, privileges and preferences as the Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price per share of the Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the securities issuable upon exercise of one Right.  In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend, the record date for which occurs at a time when there is no Acquiring Person, or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)           (i)  For the purpose of any computation hereunder, the “current market price per share” of any security (a “Security”) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during the period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to reflect the current market price per share equivalent of such security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case (1) as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (2) if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported by the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading, or (3) if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or (4) if on any such date the Security is not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Security selected by the Board or (5) if on any such date, no such market maker is making a market in such Security, the fair market value of the Security on such date as determined in good faith by the Board.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)  For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current market price per share” of Preferred Stock shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i).  If the Preferred Stock is not publicly traded or if the current market price per share of Preferred Stock cannot be determined in the manner provided above but the Common Stock is publicly traded, the “current market price per share” of Preferred Stock shall be conclusively deemed to be the current market price per share of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date), multiplied by one thousand.  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “current market price per share” of Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share (other than Preferred Stock) or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (A) three years from the date of the transaction that mandates such adjustment or (B) the Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company or of any Principal Party other than shares of the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Preferred Stock contained in Section 11(a), Section 11(b), Section 11(c), Section 11(e), Section 11(h), Section 11(i) and Section 11(m), and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the shares of the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of the Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-thousandth of a share of Preferred Stock, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock purchasable upon exercise of a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of the Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price.  The

Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment to be made and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of the Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share that were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock, Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of the Preferred Stock, Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of the Preferred Stock at less than the current market price, issuance wholly for cash of any shares of the Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, dividends on the Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           In the event that at any time after the Record Date and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights that each share of Common Stock outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.  If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

(o)           The Company agrees that, after the Shares Acquisition Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.             Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief written statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.

Section 13.             Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event that, following the time at which any Person becomes an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person (other than one or more of its wholly-owned subsidiaries), (ii) any Person (other than one or more of its wholly-owned subsidiaries) shall consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (other than Rights that have been null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right would then be exercisable (whether or not such Right was then exercisable) (each as adjusted thereafter pursuant to Section 11(a)(i), Section 11(b), Section 11(c), Section 11(f), Section 11(h), Section 11(i) and Section 11(m)), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Senior Voting Stock (as hereinafter defined) of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the then number of one one-thousandths of share of Preferred Stock for which a Right would then be exercisable (whether or not such Right was then exercisable) (each as adjusted thereafter pursuant to Section 11(a)(i), Section 11(b), Section 11(c), Section 11(f), Section 11(h), Section 11(i) and Section 11(m)) and dividing that product by (2) 50% of the current market price per share of the Senior Voting Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Senior Voting Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party following the occurrence of such consolidation, merger, sale or transfer; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Senior Voting Stock in accordance with Section 9, with each reference to Preferred Stock in Section 9 being deemed to be a reference to the shares of its Senior Voting Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Senior Voting Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property that such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Senior Voting Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)           “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation (or, if there is more than one such issuer, the issuer of such securities that has the greatest aggregate market value of securities outstanding), or (B) if no securities are so issued, (1) the Person that is the other party to the merger if such Person survives said merger (or, if there is more than one such Person, such Person who has the greatest aggregate market value of securities outstanding) or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction; provided, however, that in any such case, if the Senior Voting Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (w) if such Person is a direct or indirect subsidiary of another Person the Senior Voting Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (x) if such Person is a subsidiary, directly or indirectly, of more than one Person and the Senior Voting Stock of any two or more of such Persons is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Senior Voting Stock having the greatest aggregate market value of shares outstanding; or (y) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (w) and (x) above shall apply to each of the owners having an interest in such joint venture as if such joint venture were a subsidiary of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.  “Senior Voting Stock” shall mean the capital stock (or equity interest) of the Principal Party with the greatest voting power.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party or Parties shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in Section 13(a), the Principal Party or Parties will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of  the Securities Act) until the Expiration Date, and (C) to similarly comply with applicable state securities laws, and use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; (ii) will deliver to holders of the Rights historical financial statements for the Principal Party or Parties and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act and (iii) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)                                 If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than the then-current market price per share thereof or securities exercisable for, or convertible into, Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than such then-current market price or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Senior Voting Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby covenants and agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)                                  The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the kind referred to in this Section 13 if (x) at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.                                      Fractional Rights and Fractional Shares.

(a)                                  The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates, with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case (i) as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported by the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or (iii) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or (iv) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Rights selected by the Board or (v) if on any such date, no such market maker is making a market in the Rights, the fair market value of the Rights on such date as determined in good faith by the Board.

(b)                                 The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock.  In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock.  For purposes of this Section 14(b), the current market value of a whole share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(c)                                  The Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Common Stock.  In lieu of such fractional shares, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For purposes of this Section 14(c), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(d)                                 The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as above provided).

(e)                                  Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.

Section 15.                                      Rights of Action.  All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any certificate evidencing shares of the Common Stock), without the consent of the Rights Agent or of the registered holder of any other Right Certificate (or, prior to the Distribution Date, of any certificate evidencing shares of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise act in respect of such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, by such certificate evidencing the Common Stock) in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any registered holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.                                      Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                                  prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)                                 after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer; and

(c)                                  the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.                                      Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23, Section 24 or Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.                                      Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the enforcement of this indemnification.  This indemnification shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons or otherwise upon the advice of counsel as set forth in Section 20.

Section 19.                                      Merger or Consolidation or Change of Name of Rights Agent.  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the appropriate business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.                                      Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)                                  The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b)                                 Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)                                  The Rights Agent shall be liable hereunder for only its own gross negligence, bad faith or willful misconduct.  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of fees paid by the Company to the Rights Agent.

(d)                                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                                  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the

Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of Rights (including any Rights becoming null and void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)                                    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)                                 The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)                                 The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)                                     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(j)                                     If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates that the Rights are beneficially owned by an Acquiring Person or an Affiliate or Associate thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)                                  The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Preferred Stock or other securities for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise specifically agreed in a separate writing by the Company and the Rights Agent.

(l)                                     The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

Section 21.                                      Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail.  The Company will provide notice of any resignation (including any automatic resignation) or removal of any Rights Agent to the holders of the Right Certificates by first class mail as soon as practicable after such event.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right

Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (or an Affiliate of such a Person) organized and doing business under the laws of the United States or of the State of Texas or the State of Massachusetts (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of Texas or the State of Massachusetts), in good standing, that is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                                      Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company, at its option, may issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may, with respect to shares of Common Stock so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.                                      Redemption.

(a)                                  The Board (with the concurrent approval by a majority of the members of the Special Independent Committee) may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i)) or any other form of consideration deemed appropriate by the Board, or any combination thereof.

(b)                                 If the Company receives a Qualified Offer and the Board has not redeemed the outstanding Rights or exempted such Qualified Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of ninety (90) days following the commencement of such Qualified Offer, and if the Company receives, not earlier than ninety (90) days nor later than one hundred twenty (120) days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of 10% or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within ninety (90) Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.  For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be the ninetieth (90th) day following the commencement of a Qualified Offer.  Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.  Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.  In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the Outside Meeting Date or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) vote in favor of the Redemption Resolution, then all of the Rights shall be deemed redeemed at the Redemption Price by such failure to hold the Special Meeting or as a result of the adoption of the Redemption Resolution by the stockholders of the Company (or the Board shall take such other action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.

(c)                                  Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) or the effectiveness of a redemption of the Rights pursuant to Section 23(b), in either case, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption and, within ten (10) days after such action causing a redemption of the Rights pursuant to Section 23(a) or Section 23(b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 23(c) shall not affect the validity of the redemption of the Rights.

(d)                                 Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

Section 24.                                      Exchange.

(a)                                  The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be only exercisable in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)                                 Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c)                                  The Company may, at its option, substitute for a share of Common Stock issuable upon the exchange of Rights in accordance with Section 24(a) a number of shares of Preferred Stock (or equivalent preferred stock) or fraction thereof such that the current market price per share of one share of Preferred Stock (or equivalent preferred stock) multiplied by such number or fraction is equal to the current market price per share of Common Stock as of the date of such exchange.  In the event that there shall be insufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights in accordance with Section 24(a), the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon the exchange of Rights in accordance with Section 24(a) a number of shares of Preferred Stock (or equivalent preferred stock) or fraction thereof such that the current market price per share of one share of Preferred Stock (or equivalent preferred stock) multiplied by such number or fraction is equal to the current market price per share of Common Stock as of the date of such exchange.

Section 25.                                      Notice of Certain Events.  In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of the Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company or (f) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, whichever shall be the earlier.  In case the event set forth in Section 11(a)(ii) or Section 13 shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13, as applicable.

Section 26.                                      Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Idearc Inc.

2200 West Airfield Drive

D/FW Airport, Texas 75261

Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention:  Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                                      Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may from time to time in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company (by action of the Board) may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder or (d) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that at any time when the Rights are no longer redeemable, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) as such, cause this Agreement to become amendable other than in accordance with this Section 27 or cause the Rights to again become redeemable.  Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, no amendment to Section 1(t), and no other supplement or amendment to this Agreement that specifically relates to one or more Grandfathered Persons, may be effected without the approval of a majority of the members of the Special Independent Committee.

Section 28.                                      Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                                      Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).  Notwithstanding anything to the contrary set forth in this Agreement, Paulson shall be an intended third party beneficiary with respect to Section 1(t).

Section 30.                                      Determinations and Actions by the Board.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights

Agent, the holders of the Rights, as such, and all other Persons and (y) not subject the Board to any liability to the holders of the Rights or any other Person.

Section 31.                                      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth (10th) Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other governmental or judicial authority to be invalid, void or unenforceable, such determination shall then be made by the full Board in accordance with applicable law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (as each may be amended from time to time).

Section 32.                                      Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 33.                                      Descriptive Headings; References.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  Except as otherwise specifically provided, any reference to any section or exhibit will be deemed to refer to such section of or exhibit to this Agreement.

Section 34.                                      Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35.                                      Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:	IDEARC INC.

By:	By:
Name:	Name:
Title:	Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Exhibit A

Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Idearc Inc.

{See Attached}

Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER                        , 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.001 PER RIGHT OR TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS AND THEIR AFFILIATES AND ASSOCIATES (AS SUCH TERMS ARE DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

IDEARC INC.

This certifies that                                        or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of                        , 2009 (the “Rights Agreement”) between IDEARC INC., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as such term is defined in the Rights Agreement) on                        , 2012 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one one-thousandth of one fully paid and non-assessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $        .00 per one one-thousandth of one share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of                        , 2009, based on the shares of the Preferred Stock of the Company as constituted at such date.

As provided in the Rights Agreement, the Purchase Price, the number and kind or class of shares of stock of the Company that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

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This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of the Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.

If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged by the Company in whole or in part for shares of Preferred Stock or Common Stock, par value $0.01 per share, of the Company.

No fractional shares of the Preferred Stock or Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of one share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                               , 20        .

Attest:	IDEARC INC.

By:	By:
Name:	Name:
Title:	Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

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[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                                                                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                                Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                       , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face  of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

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FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Right Certificate)

TO:  IDEARC INC.

The undersigned hereby irrevocably elects to exercise                                                  Rights represented by this Right Certificate to purchase the shares of the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

[Please insert social security or other identifying number]

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

[Please insert social security or other identifying number]

(Please print name and address)

Dated:                                       , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

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Exhibit C

IDEARC INC.

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On                        , 2009, the Board of Directors of IDEARC INC. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $0.01 par value, of the Company (the “Common Stock”).  The distribution is payable at 5:00 p.m., Eastern time, on                        , 2009 to the stockholders of record at 5:00 p.m., Eastern time, on                        , 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $        .00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated                        , 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated                        , 2009.  Copies of the Rights Agreement are available free of charge from the Rights Agent, Computershare Trust Company, N.A.  The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Until the close of business on the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights.  The “Distribution Date” will be the earlier to occur of (i) the tenth (10th) day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership (which includes for this purpose stock referenced in derivative transactions and securities) of 20% or more of the outstanding shares of the Common Stock (the “Shares Acquisition Date”) or (ii) the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation that would result in any person becoming an Acquiring Person.  The several investment funds and accounts managed by Paulson & Co. Inc., together with any affiliates thereof (collectively, “Paulson”) will not be deemed to be an “Acquiring Person” so long as Paulson does not beneficially own more than a specified percentage of the outstanding shares of the Common Stock (which percentage will in no event exceed 45%) and meets certain other conditions specified in the Rights Agreement.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new

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issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, even without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on the earlier of (i)                        , 2012 and (ii)                        , 2010, if and only if Stockholder Approval has not been obtained on or prior to such date (as applicable, the “Expiration Date”), unless the Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share and 1,000 times the dividend declared on one share of the Common Stock.  In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share plus accrued and unpaid dividends thereon, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.

Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock.  The Rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in

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shares of Common Stock or subdivisions, consolidations or combinations as of the Common Stock occurring, in any such case, prior to the Distribution Date.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that at the time of such transaction would have a market value of two times the Purchase Price.  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock or Common Stock, as applicable, on the last trading date prior to the date of exercise.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that will have become null and void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share) per Right (subject to adjustment).

At any time prior to 5:00 p.m., Eastern time, on the earlier of (i) the Shares Acquisition Date and (ii) the Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).  In addition, if a Qualified Offer (as described below) is made, the record holders of 10% or more of the outstanding shares of Common Stock may direct the Board to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights.  If the special meeting is not held within ninety (90) days of being called or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the Rights, then the Board will redeem the Rights or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.

A Qualified Offer is an offer determined by a majority of the independent directors on the Board to be a fully financed offer for all outstanding shares of Common Stock at a per share offer price that exceeds the greatest of certain price thresholds specified in the Rights Agreement and that the Board, upon the advice of a nationally recognized investment banking firm, does not

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deem to be either unfair or inadequate.  A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, with a commitment to acquire all shares of Common Stock not tendered for the same consideration.  If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely-tradeable common stock of a publicly traded company, and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate.  A Qualified Offer must also remain open for at least one hundred twenty (120) days following commencement.

Immediately upon the action of the Board to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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EXHIBIT F

AMENDED AND RESTATED BY-LAWS

OF

IDEARC INC.

Effective as of December [    ], 2009

AMENDED AND RESTATED BY-LAWS

OF

IDEARC INC.

i

ii

iii

AMENDED AND RESTATED BY-LAWS

OF

IDEARC INC.

(a Delaware corporation)

ARTICLE I

OFFICES AND FISCAL YEAR

Section 1.01.          Registered Office.  The corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.  The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the board of directors and a certificate certifying the change is filed in the manner provided by applicable law.

Section 1.02.          Other Offices.  The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.03.          Fiscal Year.  The fiscal year of the corporation will end on the 31st day of December of each year, or such other period as determined by resolution of the board of directors.

ARTICLE II

STOCKHOLDERS

Section 2.01.          Place of Meeting.  All meetings of the stockholders will be held at such place, if any, within or without the State of Delaware as may be designated by the board of directors in the notice of such meeting.

Section 2.02.          Annual Meetings.  The board of directors will fix and designate the date and time of the annual meeting of the stockholders.  At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business properly brought before the meeting.

Section 2.03.          Special Meetings.

(a)           Except as otherwise required by applicable law or provided in the certificate of incorporation, special meetings of stockholders may be called at any time by the board of directors pursuant to a resolution approved by a majority of the entire board of directors or as provided in Section 2.03(b) of these by-laws, and special meetings of stockholders may not be called by any other person or persons.

(b)           Special meetings of stockholders shall be called by the board of directors upon written request to the secretary of the corporation by one or more record holders of shares of the corporation’s stock representing in the aggregate not less than twenty percent (20%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting

(collectively, an “Eligible Stockholder”).  A request to the secretary of the corporation shall be signed by the Eligible Stockholder, or a duly authorized agent(s) of such Eligible Stockholder, requesting the special meeting and shall comply with the other notice procedures set forth in section 2.05(b)(ii) of these by-laws.  Any special meeting request by an Eligible Stockholder that does not comply with the provisions of this section 2.03(b) and section 2.05(b)(ii) will be denied.

(c)           A special meeting of stockholders requested by an Eligible Stockholder in accordance with section 2.03(b) of these by-laws shall be held at such date, time and place within or without the state of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the secretary of the corporation.  Notwithstanding the foregoing, a special meeting of stockholders requested by an Eligible Stockholder shall not be held if the board of directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the secretary of the corporation receives the request for the special meeting and the board of directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request.  A stockholder may revoke a request for a special meeting of stockholders at any time by written revocation delivered to the secretary of the corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the Eligible Stockholder to request the calling of a special meeting of stockholders, the board of directors, in its discretion, may cancel the special meeting of stockholders.  Business transacted at a special meeting of stockholders requested by an Eligible Stockholder shall be limited to the matters described in the special meeting request; provided, however that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting of stockholders requested by an Eligible Stockholder.

Section 2.04.          Notice of Meeting.

(a)           Notices.  All notices of meetings of stockholders will be sent or otherwise given in accordance with section 2.04(b) of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice will specify the place (if any), date, and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any other matter properly presented at the meeting may be submitted for stockholder action). The notice of any meeting at which directors are to be elected will include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.

(b)           Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders will be given either personally, by mail, express mail, courier service or, with the actual or constructive consent of the stockholder entitled to receive such notice, by facsimile, electronic mail or other means of electronic transmission. If sent by mail, express mail or courier service, such notice will be sent, postage or charges prepaid and addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, and such notice will be deemed to have been given. Notice given by electronic transmission pursuant to this subsection will be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has actually or

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constructively consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has actually or constructively consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent or mailing agent of the corporation giving the notice, will be prima facie evidence of the giving of such notice or report.

Section 2.05.          Director Nominations and Other Business.

(a)           Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the board of directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or (C) by any stockholder of the corporation who (1) was a stockholder of record of the corporation at the time the stockholder notice provided for in this section 2.05 is delivered to the secretary of the corporation and at the time of the annual meeting, (2) shall be entitled to vote at such annual meeting, and (3) complies with the notice procedures set forth in this section 2.05(a) as to such director nomination or other business; clause (C) above shall be the exclusive means for a stockholder to make director nominations or submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii)           For director nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to section 2.05(a)(i)(C) above, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to the date of such annual meeting, or (B) the twentieth (20th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation).  In no event shall any adjournment or postponement of the annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(iii)          For director nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to section 2.05(a)(i)(C) above, the stockholder notice must also be in proper form.  To be in proper form, the stockholder notice (whether pursuant to this section 2.05(a) or section 2.05(b) below) must be in writing and:

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(A)          As to each person, if any, whom the stockholder proposes to nominate for election as a director of the corporation, (1) set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) include such person’s written consent to being named in the proxy statement as a director nominee and to serve as a director if elected, (3) set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant, and (4) include the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below;

(B)           If the stockholder notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the annual meeting, set forth (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (5) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C)           As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination or proposal is made, set forth (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (2) as of the date of the stockholder notice, (a) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, if any, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of capital stock of the corporation, (d) any short interest in any security of the corporation (for purposes of this section 2.05, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any

4

profit derived from any decrease in the value of the subject security), and (e) any right to dividends on the shares of capital stock of the corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at the meeting to propose such business or director nomination, and (5) a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or elect the nominee, or (b) otherwise to solicit proxies from stockholders in support of such proposal and/or director nomination.

With respect to the information required to be included in the stockholder notice pursuant to this section 2.05(a)(iii)(C)(2)(a) through (e), the stockholder notice shall also include any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household.  The information included in the stockholder notice pursuant to this section 2.05(a)(iii)(C)(2)(a) through (e) with respect to the stockholder and beneficial owner, if any, and their immediate family members, shall be supplemented by such stockholder and such beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting, to disclose the ownership of such stockholder and such beneficial owner, if any, as of the record date, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the secretary of the corporation of such supplemented information.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require (x) to determine whether such proposed nominee is eligible under applicable law, securities exchange rule or regulation to serve as a director of the corporation, and (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation.

(iv)          Notwithstanding anything in the second sentence of section 2.05(a)(ii) above to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice required by this section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the twentieth (20th) day following the day on which such public announcement is first made by the corporation.

(b)           Special Meetings of Stockholders.

(i)            With respect to special meetings of stockholders called by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, only such business shall be conducted at the special meeting of stockholders as shall have been properly brought before

5

the special meeting pursuant to the corporation’s notice of meeting (or any supplement thereto).  In the event such special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, any stockholder who (A) is a stockholder of record of the corporation at the time of the special meeting, and (B) otherwise entitled to vote in such election of directors, may nominate a person or persons for election to such position(s) as specified in the corporation’s notice of special meeting, if such stockholder delivers a written notice in the same form as required by section 2.05(a)(iii) above with respect to a director nomination (together with the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below) to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of (1) the ninetieth (90th) day prior to the date of such special meeting, or (2) the twentieth (20th) day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such special meeting.  Neither an Eligible Stockholder, nor any other stockholders, have a right to propose other business to be considered at a special meeting of stockholders called by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.  In no event shall the public announcement of an adjournment or postponement of the special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(ii)           With respect to special meetings of stockholders called by an Eligible Stockholder, the stockholder request given pursuant to Section 2.03(b) of these by-laws must contain the information required by section 2.05(a)(iii) above (together with the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below, as applicable).  For purpose of this section 2.05(b)(ii), any references in section 2.05(a)(iii)(A)-(C) of these by-laws to “stockholder” and “annual meeting” shall mean the “Eligible Stockholder” and “special meeting,” respectively.

(c)           General.

(i)            Only such persons who are nominated in accordance with the procedures set forth in this section 2.05 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors of the corporation and only such other business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this section 2.05.  Except as otherwise provided by law, the certificate of incorporation of the corporation or these by-laws, the person presiding over the meeting shall have the power and duty to (A) determine whether a director nomination or any other business to be brought before the meeting was made or proposed in accordance with the procedures set forth in this section 2.05, and (B) declare that a director nomination shall be disregarded or that other business shall not be transacted at the meeting if such nomination or other business was not made or proposed in compliance with this section 2.05.  Notwithstanding the foregoing provisions of this section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a director nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the corporation.  For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must

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produce evidence that he or she is a duly authorized officer, manager or partner of such stockholder or evidence of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)           For purposes of this section 2.05, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)          Nothing in this section 2.05 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

(iv)          To be eligible to be a nominee for election as a director of the corporation, the potential director candidate (a “Candidate”) must deliver (in accordance with the time periods prescribed for delivery of the stockholder notice under this section 2.05) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such Candidate and the background of any other person or entity on whose behalf the director nomination is being made (which form of questionnaire shall be provided by the secretary of the corporation upon written request) and a written representation and agreement (in the form provided by the secretary of the corporation upon written request) that such Candidate (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in writing, or (2) any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a director of the corporation, with such Candidate’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein, (C) will comply with any stock ownership guidelines that may be in effect for directors from time to time, and (D) in such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the corporation.

Section 2.06.          Quorum, Adjournment and Manner of Acting.

(a)           Quorum and Adjournment.  Except as otherwise provided by applicable law or the certificate of incorporation, the holders of a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the total voting power of the stock so present shall have the power to adjourn the meeting from time to time.  No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if

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the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of (i) the place, if any, date and time of the adjourned meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting and (iii) the general nature of the business to be considered shall be given in conformity herewith.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)           Manner of Acting.  Election of directors at all meetings of the stockholders at which directors are to be elected, shall be by written or electronic ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.  In all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the question is one upon which, by express provision of applicable law, the certificate of incorporation, any certificate of designations, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question.  No stockholder shall, under any circumstances, be entitled to exercise any right of cumulative voting.

Section 2.07.          Treasury Stock.  The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it or any subsidiary; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

Section 2.08.          Organization.  At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, such other officer or director of the corporation designated by the board of directors, shall act as chairman of the meeting of the stockholders.  The secretary of the corporation, or, in the absence of the secretary, an assistant secretary of the corporation, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the stockholders.

Section 2.09.          Conduct of Business.  The chairman of the meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting, the conduct of discussion as seems to him or her in order, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time.

Section 2.10.          Voting.

(a)           General Rule.  Unless otherwise provided in the certificate of incorporation or in any certificate of designations, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b)           Voting by Proxy.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by applicable law) by the stockholder, or by his or her duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states

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that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy must be filed with the secretary of the corporation or his or her representative at or before the time of the meeting.

(c)           No Stockholder Action by Written Consent.  Except as otherwise provided by the certificate of incorporation, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Section 2.11.          Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare, or direct the preparation of, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting in the manner provided by applicable law.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law.

Section 2.12.          Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the person’s best ability.  The inspectors shall have the duties prescribed by law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01.          Powers.  All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

Section 3.02.          Number.  Subject to the rights of the Institutional Investor under the Standstill Agreement (as such capitalized terms are defined in section 3.18 of these by-laws) and the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the directors then serving on the board of directors; provided, that the number of directors shall not be less than seven (7) nor more than eleven (11).

Section 3.03.          Term of Office.  Directors shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, except in the event of such director’s earlier death, resignation, retirement, disqualification or removal, including, without limitation, removal pursuant to section 3.18 of these by-laws.  Notwithstanding the foregoing, the term of office of the initial directors, including any Institutional Nominated Director (as defined in section 3.18 of these by-laws), shall expire at the annual meeting of stockholders to be held in 2011, which meeting shall be held no earlier than April 1, 2011 and no later than June 30, 2011.  Each non-employee director shall retire at the annual meeting of stockholders following his or her 70th birthday.

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Section 3.04.          Vacancies.  Subject to applicable law, the rights of the Institutional Investor under the Standstill Agreement and the rights of the holders of any series of preferred stock, and unless the board of directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, or removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by the sole remaining director.  Any director so chosen shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.05.          Removal.  Any director or the entire board of directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of not less than a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote generally in the election of directors at a special meeting duly called for such purpose.  The foregoing does not diminish or impair the right of the board of directors to disqualify and remove the Institutional Nominated Director pursuant to section 3.18 of these by-laws.

Section 3.06.          Resignations.  Any director or committee member may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.07.          Organization.  At every meeting of the board of directors, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, such other officer or director of the corporation designated by the board of directors, shall act as chairman of the meeting of the board of directors.  The secretary of the corporation, or, in the absence of the secretary, an assistant secretary of the corporation, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the entire board of directors.  Notwithstanding any other provision in this section 3.07 of these by-laws to the contrary, in the case of executive sessions of the non-management directors, the chairman of the meeting and the secretary of the meeting shall be a non-management director.

Section 3.08.          Place of Meeting.  Meetings of the board of directors, both regular and special, shall be held at such place, if any, within or without the State of Delaware, as the board of directors may from time to time determine, or as may be designated in a notice of the meeting.

Section 3.09.          Regular Meetings.  Regular meetings of the board of directors shall be held at such date, time and place, if any, as shall be designated from time to time by resolution of the board of directors.

Section 3.10.          Special Meetings.  Special meetings of the board of directors shall be held whenever called (a) by the chairman of the board, (b) by a majority of the directors then in office, (c) by the chief executive officer of the corporation, or (d) by a director; provided, however, that when special meetings of the board are called by any director pursuant to section 3.10(d) of these by-laws, there may only be one such special meeting of the board of directors every quarter.  The persons authorized to call special meetings of the board of directors may fix the date, time and place, if any, of the meetings.

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Section 3.11.                             Notice.  Notice of any special meeting of the board of directors shall be given to each director at his or her business or residence (as he or she may specify) personally or by telephone to each director or sent by mail, express mail, courier service, confirmed facsimile, electronic mail or other means of electronic transmission, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the record of the corporation.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least four (4) days before such meeting.  If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 48 hours before such meeting.  If given by telephone, hand delivery, confirmed facsimile transmission, electronic mail or other means of electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 48 hours before such meeting.  The notice shall state the time, date and place of the special meeting of the board of directors.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting, except for amendments to these by-laws, as provided in section 7.10 of these by-laws.  Whenever any notice is required to be given, a waiver thereof in writing, signed by the director or directors entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting.

Section 3.12.                             Quorum, Manner of Acting and Adjournment.  Except as otherwise provided in section 3.04 of these by-laws, by applicable law or by the certificate of incorporation, at all meetings of the board of directors, (a) the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and (b) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.  If a quorum is not present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.13.                             Unanimous Written Consent.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting, if all members of the board of directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or the committee.

Section 3.14.                             Conference Telephone Meetings.  Members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.15.                             Committees of the Board.  The board of directors may designate one or more committees of the board of directors.  Subject to the rights of the Institutional Investor under the Standstill Agreement to cause the Institutional Nominated Director to serve on committees, each committee shall consist of one or more directors and committee members may be removed from a committee by a majority vote of the directors then in office.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  To the extent permitted by applicable law and provided in resolutions of the board of directors, each committee shall have and may exercise the powers of the board of directors in

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overseeing the business and affairs of the corporation.  Each committee of the board of directors shall keep regular minutes of its proceedings and report the same to the board of directors when requested.  A majority of the committee members at a meeting shall constitute a quorum of the committee and the vote of a majority of the members present shall be the act of the committee.

Section 3.16.                             Compensation.  The board of directors or a committee thereof shall have the authority to fix the amount of compensation of directors and any committee members.

Section 3.17.                             Chairman of the Board.  The full board of directors may at its discretion elect a chairman of the board from among the non-management directors.  The chairman of the board may be removed from that capacity by a majority vote of the full board of directors.  The chairman of the board, if there be one, shall preside at all meetings of the board of directors and of the stockholders of the corporation.  In the chairman of the board’s absence, such officer or other director of the corporation designated by the board of directors shall act as chairman of any such meeting.  The chairman of the board shall perform all other duties normally incident to the position of chairman of the board or as may be prescribed by the board of directors or these by-laws.

Section 3.18.                             Institutional Nominated Director.  In the event that (a) a director (such individual, the “Institutional Nominated Director”) was nominated by Paulson & Co. Inc. and the several investment funds and accounts managed by it (collectively, the “Institutional Investor”) pursuant to that certain Standstill Agreement, dated as of [                ], 2009, by and among the corporation and the Institutional Investor (as may be amended or modified, the “Standstill Agreement”), and (b) at any time thereafter the Institutional Investor ceases to beneficially own 20% or more of the issued and outstanding common stock of the corporation for 30 consecutive days (the “Beneficial Ownership Change”), the board of directors (excluding the Institutional Nominated Director) shall have up to 45 days from the date such directors had actual knowledge of the occurrence of the Beneficial Ownership Change to notify the Institutional Nominated Director in writing that the Beneficial Ownership Change has resulted in the Institutional Nominated Director being disqualified and removed from service on the board of directors effective immediately without further action.  In the event the board of directors does not send notice of disqualification and removal to the Institutional Nominated Director within such 45 day period, the Institutional Nominated Director may continue to serve his or her term as a director.  Notwithstanding the foregoing, the Institutional Investor and the Institutional Nominated Director shall provide written notice of the Beneficial Ownership Change to the secretary of the corporation and the other directors within ten (10) days of the occurrence of the Beneficial Ownership Change.  If such written notice is not received by the secretary of the corporation and the other directors within ten (10) days of the Beneficial Ownership Change, such failure to notify shall result in the Institutional Nominated Director being automatically disqualified and removed from service on the board of directors immediately without further action, including without a requirement of notice from the board of directors.  Without limiting the foregoing, any Institutional Nominated Director who becomes disqualified to serve on the board of directors will upon request of the corporation provide a written resignation from the board of directors.

ARTICLE IV

OFFICERS

Section 4.01.                             Officers.  The officers of the corporation shall be appointed by the board of directors and may consist of a chief executive officer, chief financial officer, one or more vice presidents, a secretary, and any other officers, including but not limited to a president and a treasurer,

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as may be deemed necessary or advisable by the board of directors, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the board of directors.  Any two or more offices may be held by the same person.  None of the officers need be a director, and none of the officers need be a stockholder of the corporation.

Section 4.02.                             Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at its first regular meeting held shortly before or after the annual meeting of stockholders or as soon thereafter as conveniently possible.  Each officer shall hold office until his or her successor is chosen and qualified or until his or her death or the effective date of his or her resignation or removal.

Section 4.03.                             Removal and Resignation.  Any officer or agent elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.04.                             Vacancies.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled at any time and from time to time by the board of directors for the unexpired portion of the term.

Section 4.05.                             Compensation.  The compensation of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction; and no officer shall be prevented from receiving compensation by reason of serving as a director.

Section 4.06.                             Chief Executive Officer.  The chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control the business and affairs of the corporation, have general and active supervision over the corporation’s several officers, agents, and employees, and have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.  The chief executive officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the board of directors.  The chief executive officer shall keep the board of directors fully informed and shall consult them concerning the business of the corporation, and in general shall perform all other duties normally incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

Section 4.07.                             President.  Subject to the discretion of the board of directors to elect or not elect a president and to the supervisory powers of the chief executive officer in the event of such election, the president, if any, will act in a general executive capacity and will assist the chief executive officer in the administration and operation of the corporation’s business and general supervision of its policies and affairs.  The president shall perform all such other duties as may be prescribed by the board of directors from time to time.

Section 4.08.                             Vice Presidents.  In the absence of the president, or in the event of his or her inability or refusal to act, the vice presidents (in order of their seniority) shall perform the duties and exercise the powers of the president.  The vice presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer and the board of directors.

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Section 4.09.                             Secretary.  The secretary shall (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors (except as otherwise provided in section 3.07 of these by-laws regarding executive sessions), (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by applicable law, (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to any certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws, (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished by such stockholder, (e) have general charge of the stock transfer books of the corporation and (f) in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer or the board of directors.

Section 4.10.                             Treasurer.  If required by the board of directors and if a treasurer is appointed, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer, if one is appointed, shall (a) have charge and custody of, and be responsible for, all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chief executive officer and the board of directors.

Section 4.11.                             Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, if appointed, shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, by the chief executive officer or by the board of directors.  The assistant secretaries and assistant treasurers shall, in the absence of the secretary or treasurer, respectively, perform all functions and duties that such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office.  The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors shall determine.

ARTICLE V

STOCK

Section 5.01.                             Uncertificated Shares.  Except as otherwise provided in a resolution approved by the board of directors, all shares of capital stock of the corporation issued after the date hereof shall be uncertificated.  In the event the board of directors elects to provide in a resolution that certificates shall be issued to represent any shares of capital stock of the corporation, such certificates shall be numbered and shall be signed by, or in the name of the corporation by, the chairman of the board or chief executive offer or chief financial officer, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  Any or all of the signatures on a certificate may be a facsimile signature.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

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Section 5.02.                             Transfer.  Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares.  No transfer shall be made that is inconsistent with the provisions of applicable law.

Section 5.03.                             Lost, Stolen, Destroyed or Mutilated Certificates.  The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen, destroyed or mutilated.  When authorizing such issuance of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or certificates, or such owner’s legal representative, to indemnify the corporation in such manner as the corporation shall require and/or to give the corporation a bond, in such form and amount as the corporation may direct, as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, destroyed or mutilated or the issuance of such new certificate or certificates.

Section 5.04.                             Record Holder of Shares.  The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.05.                             Record Date.

(a)                                  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                 In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining

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stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VI

INDEMNIFICATION

Section 6.01.                             Right to Indemnification.  The corporation, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”) or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the corporation, or who while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent or in any other capacity while serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, costs, charges, and related disbursements, judgments, fines, taxes, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) (collectively, “Expenses”) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by or on behalf of such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the board of directors.  Each person who is or was serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

Section 6.02.                             Presumptions and Effect of Certain Proceedings.  An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request, and thereafter the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the corporation shall not have made a determination within 30 days after receipt of a written request therefor, the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (b) such indemnification is prohibited by the DGCL.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (i) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the corporation

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or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article VI.

Section 6.03.                             Advancement of Expenses.  Expenses  incurred by an Indemnitee in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding and within 15 days of receipt by the secretary of the corporation of (a) a written request therefor setting forth the basis for such indemnification and (b) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article VI.  Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article VI or otherwise.

Section 6.04.                             Remedies of the Indemnitee.

(a)                                  If a determination is made that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VI, (i) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses either, at the Indemnitee’s sole option, (A) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (iii) in any such judicial proceeding or arbitration, the corporation shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VI.

(b)                                 If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within 15 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (ii) such indemnification is prohibited by the DGCL.  In the event that (A) advancement of Expenses is not timely made pursuant to section 6.03 of these by-laws or (B) payment of indemnification is not made within 15 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.  It shall be a defense to any such action for judicial enforcement (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the written request therefor and the required undertaking, if any is required, has been received by the secretary of the corporation) that the Indemnitee has not met the standard of conduct set forth in the DGCL, but the burden of proving such defense, by clear and convincing evidence, will be on the corporation.  Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation

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that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c)                                  The corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 6.04 of these by-laws that the procedures and the presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this Article VI.

(d)                                 The corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication, judicial enforcement or arbitration commenced pursuant to this section 6.05 of these by-laws to enforce his or her rights under, or to recover damages for breach of, this Article VI.

Section 6.05.                             Definitions.  For purposes of this Article VI:

(a)                                  “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 “Disinterested Director” means a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)                                  Actions “in or at least not opposed to the best interests of the corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan.

Section 6.06.                             Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who while a director or officer is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.  Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain D&O Insurance if the corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or such person is covered by substantially similar insurance maintained by a subsidiary of the corporation or by another person pursuant to a contractual obligation owed to the corporation.

Section 6.07.                             Scope of Indemnification.  The rights conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision

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of these by-laws, the certificate of incorporation, a certificate of designations, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the corporation.  The rights provided by or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.08.                             Reliance on Provisions.  Each person who shall act as a director or officer of the corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI.  Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or benefit of any potential Indemnitee existing at the time of such repeal or modification.

Section 6.09.                             Indemnification of Other Employees.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to advancement by the corporation of any Expenses actually and reasonably incurred in defending any Proceeding, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of Expenses to directors and officers of the corporation.

Section 6.10.                             Severability.  If this Article VI or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (a) the corporation shall nevertheless indemnify each Indemnitee as to all Expenses actually and reasonably incurred or suffered by such person in connection with any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (i) any applicable portion of this Article VI that shall not have been invalidated, (ii) the DGCL or (iii) any other applicable law, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.11.                             Contract Rights.  The provisions of this Article VI shall be deemed to be a contract right between the corporation and each person who is entitled to indemnification or advancement of Expenses pursuant to this Article VI at any time while this Article VI and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article VI or any such law shall not in any way diminish any rights to indemnification of such person or the obligations of the corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

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ARTICLE VII

GENERAL PROVISIONS

Section 7.01.                             Dividends.  Subject to the restrictions contained in applicable law or the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

Section 7.02.                             Contracts.  Except as otherwise provided by applicable law, the certificate of incorporation, or these by-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the board of directors may from time to time direct.  Such authority may be general or confined to specific instances as the board of directors may determine.  The chairman of the board, the chief executive officer or such other persons as the board of directors so determines may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation.  Subject to any restrictions imposed by the board of directors, the chief executive officer or such other persons as the board of directors so determines may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 7.03.                             Proxies.  Unless otherwise provided by resolution adopted by the board of directors, the chief executive officer or any other appropriate officer of the corporation may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes that the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

Section 7.04.                             Corporate Seal.  The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.05.                             Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any director or officer of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 7.06.                             Checks, Notes, Etc.  All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the board of directors may from time to time designate.

Section 7.07.                             Reliance upon Books, Reports and Records.  Each director, board committee member and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or documents presented to the corporation by any of its other officers,

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employees, board committees, or by any other person as to matters that such director, board committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 7.08.                             Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of the DGCL or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.09.                             Corporate Records.

(a)                                  Examination by Stockholders.  Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the normal hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders, directors or board committees, and to make copies or extracts therefrom.  A “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.  Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this section 7.09 of these by-laws respecting the form and manner of making demand for inspection of such documents and (ii) that the inspection sought is for a proper purpose.  Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section 7.09 of these by-laws respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b)                                 Examination by Directors.  Each director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

Section 7.10.                             Amendment of By-laws.  These by-laws may be altered, amended or repealed or new by-laws may be approved at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of alterations, amendments, repeals or the adoption of new by-laws by the board of directors, notwithstanding any other provisions of these by-laws or any provision of applicable law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the board of directors shall be required to alter, amend or repeal any provision of these by-laws or to approve new by-laws.  In the case of alterations, amendments, repeals or the adoption of new by-laws by stockholders, the affirmative vote of the holders of at least a majority of the total voting power of

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the then outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class, shall be required to alter, amend or repeal any provision of these by-laws or to approve new by-laws.

Section 7.11.                             Approval of Independent Directors.  The following actions will require approval of a majority of directors of the corporation who are independent of the Institutional Investor and management of the corporation, which independent directors may comprise a committee of the board of directors:

(a)                                  the amendment or waiver of any provision of the Standstill Agreement (“Standstill Agreement”) by and between the corporation and the Institutional Investor;

(b)                                 consent to the assignment of the Institutional Investor’s rights under the Standstill Agreement or consent to the relief of the Institutional Investor’s obligations under the Standstill Agreement;

(c)                                  the amendment or waiver of any provision of the Rights Agreement (the “Rights Agreement”) between the corporation and Computershare Trust Company, N.A. or the Registration Rights Agreement between the corporation, the Institutional Investor and the holders of common stock named therein, in each case to the extent any such amendment or waiver affects Institutional Investor, and

(d)                                 redemption of the rights issued under the Rights Agreement.

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EXHIBIT G

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IDEARC INC.

Idearc Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.                                       The name of the Corporation is Idearc Inc.  The Corporation was originally incorporated under the name “Verizon Directories Disposition Corporation” and the original certificate of incorporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 20, 2006.

2.                                       This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.                                       This Certificate of Incorporation has been duly executed and acknowledged by an officer of the Corporation in accordance with the provisions of Sections 242, 245 and 303 of the DGCL.

4.                                       Pursuant to Sections 242, 245 and 303 of the DGCL, this Certificate of Incorporation amends, integrates and restates all of the provisions of the Original Certificate of Incorporation.

5.                                       Pursuant to Section 103 of the DGCL, this Certificate of Incorporation shall become effective at 12:01 a.m. (Central time) on December [31], 2009.

6.                                       The text of the Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[                    ] INC.

ARTICLE I

NAME

The name of the Corporation is [                    ] Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The Corporation’s purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

A.                                  Authorized Shares.  The Corporation shall be authorized to issue [                          ] shares of capital stock, of which (i) [                      ] shares shall be common stock, par value $.01 per share (the “Common Stock”), and (ii) [                      ] shares shall be preferred stock, par value $.01 per share (the “Preferred Stock”).

B.                                    Authority of Board to Fix Terms of Preferred Stock.  The Corporation’s Board of Directors (the “Board”) is hereby authorized to provide for the issuance of shares of Preferred Stock at any time and from time to time in one or more series, by resolutions and by filing a certificate of designations pursuant to the applicable provisions of the DGCL, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

C.                                    Voting Rights.  Except as required by the DGCL or as otherwise provided herein or in any certificate of designations, voting power for the election of directors and for all other

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purposes shall be vested exclusively in the holders of the Common Stock.  Except as otherwise provided herein or in any certificate of designations, at every meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the transfer books of the Corporation, on all matters submitted to a vote of stockholders; provided, however, except as otherwise required by the DGCL, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

D.                                   Dividends. Subject to the other provisions of this Certificate of Incorporation and any certificate of designations, the holders of Common Stock shall be entitled to receive dividends and other distributions in cash, stock of any entity or property of the Corporation, when and as declared out of assets or funds of the Corporation legally available therefor, at such times and in such amounts as the Board may determine in its sole discretion.  Holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends.

E.                                     Liquidation.  If any voluntary or involuntary liquidation, dissolution or winding up of the Corporation occurs, then after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights, powers and preferences of any outstanding series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata to the holders of Common Stock.  Neither the merger nor consolidation of the Corporation, nor the voluntary sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities, other consideration or a combination thereof) of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section E of Article IV.

F.                                      No Preemptive Rights; No Cumulative Voting.  No holder of shares of capital stock of any class or series of the Corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized; provided, however, this provision shall not (i) prohibit the Corporation from granting, contractually or otherwise, to any such holder, rights similar to preemptive rights entitling such holder to purchase additional securities of the Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement.  Stockholders of the Corporation shall not be entitled to exercise any right of cumulative voting with respect to any shares of capital stock of the corporation.

G.                                    The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Paragraph G of Article IV (i) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as section

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1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (iii) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

ARTICLE V

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.  Except as otherwise required by law, special meetings of stockholders of the Corporation may only be called (i) by the Board pursuant to a resolution approved by a majority of the entire Board or (ii) by a stockholder or stockholders holding in excess of 30% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting pursuant to a written request to the secretary and in the manner provided in the Bylaws of the Corporation (the “Bylaws”).

ARTICLE VI

BOARD OF DIRECTORS

A.                                   Responsibilities.  The business and affairs of the Corporation shall be managed under the direction of the Board.

B.                                     Number.  The number of directors of the Corporation shall be fixed, and may be altered from time to time, in the manner provided in the Bylaws.

C.                                     Initial Term.  The term of office of the initial directors shall expire at the annual meeting of stockholders to be held in 2011, which meeting shall be held no earlier than April 1, 2011 and no later than June 30, 2011.

D.                                    Elections of Directors.  Elections of directors need not be by written ballot, unless the Bylaws so provide.

E.                                      Vacancies.  Subject to applicable law and any certificate of designations, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by the sole remaining director, and any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

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ARTICLE VII

INDEMNIFICATION AND LIMITATION OF LIABILITY

A.                                   Limitation of Director’s Liability. The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL), the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VII shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the elimination or limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.  Any repeal or modification of this Section A of Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.                                     Right to Indemnification.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation, or who while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent or in any other capacity while serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, costs, charges and related disbursements, judgments, fines, taxes, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties, and amounts paid or to be paid in settlement) (collectively, “Expenses”) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by or on

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behalf of such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the Board.  Each person who is or was serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

C.                                     Presumptions and Effect of Certain Proceedings.  An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the Corporation shall not have made a determination within 30 days after receipt of a written request therefor, the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (ii) such indemnification is prohibited by the DGCL.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (a) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the Corporation or (b) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the Corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article VII.

D.                                    Advancement of Expenses.  Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding and within 15 days of receipt by the secretary of the Corporation of (i) a written request therefor setting forth the basis for such indemnification and (ii) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII.  Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article VII or otherwise.

E.                                      Remedies of the Indemnitee.

(i)                                     If a determination is made that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VII, (a) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses either, at the Indemnitee’s sole option, (1) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (2) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (b) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (c) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VII.

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(ii)                                  If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within 15 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (b) such indemnification is prohibited by the DGCL.  In the event that (1) advancement of Expenses is not timely made pursuant to Section D of this Article VII or (2) payment of indemnification is not made within 15 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VII, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.  It shall be a defense to any such action for judicial enforcement (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the written request therefor and the required undertaking, if any is required, has been received by the secretary of the Corporation) that the Indemnitee has not met the standard of conduct set forth in the DGCL, but the burden of proving such defense, by clear and convincing evidence, will be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(iii)                               The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section E of Article VII that the procedures and the presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VII.

(iv)                              The Corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the Corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication, judicial enforcement, or arbitration commenced pursuant to this Section E of Article VII to enforce his or her rights under, or to recover damages for breach of, this Article VII.

F.                                      Definitions.  For purposes of this Article VII:

(i)                                     “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(ii)                                  “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iii)                               Actions “in, or at least not opposed to, the best interests of the Corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan.

G.                                     Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or who while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.  Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or such person is covered by substantially similar insurance maintained by a subsidiary of the Corporation or by another person pursuant to a contractual obligation owed to the Corporation.

H.                                    Scope of Article VII.  The rights conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, any certificate of designations, the Bylaws, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation.  The rights provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

I.                                         Reliance on Provisions.  Each person who shall act as a director or officer of the Corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the Corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VII.  Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or benefit of any potential Indemnitee existing at the time of such repeal or modification.

J.                                        Indemnification of Other Employees.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to advancement by the Corporation of any Expenses actually and reasonably incurred in defending any Proceeding, to any employee or agent of the Corporation to the fullest extent of the

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provisions of this Article VII with respect to the indemnification of and advancement of Expenses to directors and officers of the Corporation.

K.                                    Severability.  If this Article VII or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (i) the Corporation shall nevertheless indemnify each Indemnitee as to all Expenses actually and reasonably incurred or suffered by such person in connection with any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (a) any applicable portion of this Article VII that shall not have been invalidated, (b) the DGCL or (c) any other applicable law, and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

L.                                      Contract Rights.  The provisions of this Article VII shall be deemed to be a contract right between the Corporation and each person who is entitled to indemnification or advancement of Expenses pursuant to this Article VII at any time while this Article VII and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article VII or any such law shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

ARTICLE VIII

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, adopt, repeal, alter, amend and rescind the Bylaws by resolutions adopted by a majority of the directors or as otherwise provided in the Bylaws.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware.  All rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons or entities by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, any amendment or repeal of Article VII of this Certificate of Incorporation shall only be prospective and shall not adversely affect any right or protection existing hereunder at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by [                          ], its [                          ], this [      ] day of December, 2009.

By:
Name:
Title:

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EXHIBIT H

REGISTRATION RIGHTS AGREEMENT

by and among

IDEARC INC.

and

THE HOLDERS NAMED HEREIN

Dated as of [•], 2009

i

ii

		Page

(i)	Severability	26

(j)	Counterparts	27

SCHEDULES:

SCHEDULE A – ORIGINAL HOLDERS

SCHEDULE B – NOTICES

EXHIBIT:

EXHIBIT A – FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2009 (this “Agreement”), is entered into by and among Idearc Inc., a Delaware corporation (the “Company”), Paulson & Co. Inc., a Delaware corporation, on behalf of the several investment funds and accounts managed by it ( “Paulson”), and each other holder of Registrable Common Stock (as hereinafter defined) which (i) together with its Affiliates (as defined below), beneficially owns at least five percent (5%) of the then outstanding shares of Registrable Common Stock and (ii) is a signatory to this Agreement (the “Other Holders”; each of Paulson and, for so long as the ownership requirement set forth in clause (i) is satisfied, each Other Holder, individually, a “Holder” and, collectively, the “Holders”).

This Agreement is being entered into in connection with the acquisition of Common Stock (as hereinafter defined) on the date hereof by Paulson and the Other Holders (collectively, the “Original Holders”) pursuant to the Plan (as hereinafter defined) and, with respect to Paulson, pursuant to that certain Standby Purchase Agreement, dated as of [•], 2009, by and between Paulson and the Company.  The Original Holders are listed on Schedule A hereto.

To induce the Original Holders to vote in favor of the Plan, and to accept the issuance of Common Stock by the Company under the Plan, the Company has undertaken to register Registrable Common Stock under the Securities Act (as hereinafter defined) and to take certain other actions with respect to the Registrable Common Stock.  This Agreement sets forth the terms and conditions of such undertaking.

In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1.   Definitions.  Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

“Affiliate” of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person.  For purposes of this definition, “control” means the ability of one Person to direct the management and policies of another Person.

“Agreement” has the meaning set forth in the preamble hereto.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble hereto.

“Company Indemnitee” has the meaning set forth in Section 10(a) hereof.

“Effective Date” means the effective date of the Plan pursuant to the terms thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

“Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and FINRA fees (including, without limitation, all fees and expenses of any “qualified independent underwriter” required by the rules of FINRA), all fees and expenses of complying with state securities or blue sky laws (including, without limitation, the fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including, without limitation, the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the reasonable fees, disbursements and other charges of one firm of counsel in each applicable jurisdiction (per registration statement prepared) to the Holders making a request pursuant to Section 2(a), 3(a) or 4 hereof (selected by the Holders beneficially owning a majority of the shares of Registrable Common Stock covered by such registration), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other Persons retained by the Company, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, in each case relating to the shares of Registrable Common Stock sold by the Selling Holders, which discounts, commissions and transfer taxes shall be borne by the seller or Selling Holders; provided, that, if the Company shall, in accordance with Section 4 or Section 9 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all reasonable out-of-pocket expenses incurred by such requesting Holders in connection with such registration (other than the reasonable fees, disbursements and other charges of counsel other than the one firm of counsel referred to above) shall be deemed to be Expenses.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” and “Holders” have the meanings set forth in the preamble hereto.

“Initial Shelf” has the meaning set forth in Section 3(a) hereof.

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“Initiating Holder” has the meaning set forth in Section 3(a) hereof.

“Initiating Request” has the meaning set forth in Section 3(a) hereof.

“Loss” and “Losses” have the meanings set forth in Section 10(a) hereof.

“Minimum Ownership Trigger” has the meaning set forth in Section 2(a) hereof.

“Offering Documents” has the meaning set forth in Section 10(a) hereof.

“Original Holders” has the meaning set forth in the preamble hereto.

“Other Holders” has the meaning set forth in the preamble hereto.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

“Piggyback Requesting Holder” has the meaning set forth in Section 4 hereof.

“Plan” means the Plan of Reorganization confirmed by order of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, dated [•], 2009, in the chapter 11 case commenced by the Company and certain of its Subsidiaries.

“Public Offering” means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

“Questionnaire” has the meaning set forth in Section 2(a) hereof.

“Registrable Common Stock” means any share of Common Stock beneficially owned by the Holders from time to time, provided, however, that a share of Common Stock will cease to be Registrable Common Stock (i) after it has been sold under a registration statement effected pursuant hereto, (ii) after it has been sold to the public in compliance with Rule 144 promulgated under the Securities Act, or (iii) if it may be sold to the public in compliance with Rule 144 promulgated under the Securities Act; provided that, in the case of clause (iii), a share of Common Stock beneficially owned by a Holder from time to time will cease to be Registrable Common Stock only at such time, if any, as all shares of Registrable Common Stock beneficially owned by such Holder are able to be sold in a single transaction under Rule 144.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

“Selling Holder Indemnitee” has the meaning set forth in Section 10(b) hereof.

“Selling Holders” means the Holders requesting to be registered pursuant hereto.

“Shelf Filing Date” has the meaning set forth in Section 2(a) hereof.

“Shelf Registration” has the meaning set forth in Section 2(a) hereof.

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“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Transfer” means any direct or indirect transfer, sale, offer, assignment, exchange, distribution, mortgage, pledge, hypothecation or other disposition.  “Transferor” and “Transferee” have correlative meanings.

2.   Securities Act Shelf Registration.

(a)   Shelf Registration.  Subject to Paulson and its Affiliates beneficially owning more than 20% of the then outstanding Registrable Common Stock on the Effective Date or at any time between the Effective Date and the date that is 270 days after the Effective Date (the “Minimum Ownership Trigger”), within thirty (30) days after the Company is eligible to file a registration statement on Form S-3 (the “Shelf Filing Date”), the Company shall file a shelf registration statement (as it may be amended or supplemented from time to time, a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”) providing for the sale by Paulson and its Affiliates (in accordance with the requirements of this Section 2(a)) of any and all of the Registrable Common Stock beneficially owned by Paulson and its Affiliates and for the sale of any and all of the Registrable Common Stock beneficially owned by the Other Holders who comply with the requirements of this Section 2(a).  The Company shall use its best efforts to have such Shelf Registration Statement declared effective by the Commission as soon as practicable.  Subject to Section 9(b), the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under Rule 415 of the Securities Act until the earliest to occur of (i) the third anniversary of the date such Shelf Registration Statement initially is declared effective by the Commission (plus a number of Business Days equal to the number of Business Days, if any, that the Shelf Registration Statement is not kept effective (including any days for which the use of the prospectus is suspended pursuant to Section 9(b)) after the initial date of its effectiveness and prior to the third anniversary thereof), (ii) the day after the date on which all of the Registrable Common Stock covered by the Shelf Registration Statement has been sold pursuant to the Shelf Registration Statement or (iii) the first date on which there shall cease to be any Registrable Common Stock covered by such Shelf Registration Statement.  The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders whose Registrable Common Stock is included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the Commission.

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Notwithstanding any other provision hereof, no Selling Holders’ Registrable Common Stock shall be included in the Shelf Registration Statement unless and until such Selling Holder furnishes to the Company a fully completed notice and questionnaire substantially in the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement and any related application to be filed with or under state securities laws.  At least thirty (30) days prior to the filing of the Shelf Registration Statement, the Company will provide to the Holders notice of its intention to file the Shelf Registration Statement, the form of Questionnaire and such other information the Company may reasonably request to be provided by the Holders.  In order to be named as a selling stockholder in the Shelf Registration Statement at the time of effectiveness of the Shelf Registration Statement and to include in the Shelf Registration Statement all Registrable Common Stock requested to be included for sale by the Selling Holders, each Selling Holder must no later than twenty (20) days following its receipt of notice sent by the Company as set forth in the previous sentence, furnish to the Company in writing the completed Questionnaire and such other information reasonably requested by the Company and the Company will include information in the completed Questionnaire and such other information, if any, in the Shelf Registration Statement, as necessary and in a manner so that upon effectiveness of the Shelf Registration Statement, the Selling Holder will be permitted to deliver the Shelf Registration Statement to purchasers of the Seller Holder’s Registrable Common Stock.  From and after the date that the Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company shall (i) as promptly as practicable after the date on which the Questionnaire is delivered, and in any event within the later of (x) 10 Business Days after receipt of such Questionnaire or (y)  10 Business Days after the expiration of any suspension pursuant to Section 9(b) in effect when the Questionnaire is delivered, file any amendments or supplements to the Shelf Registration Statement necessary for such Selling Holder to be named as a selling stockholder and to include in the Shelf Registration Statement all Registrable Common Stock requested to be included for sale by such Selling Holder or, if not permitted to name such Selling Holder as a selling stockholder by supplement, file any necessary post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file any amendment or supplement to any document so that such Selling Holder is named as a selling stockholder, and use its reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as practicable; provided that the Company shall not be obligated to file more than one (1) post-effective amendment for Paulson and one (1) post-effective amendment for Other Holders in any ninety (90) day period.

(b)   Effective Registration Statement.  A Shelf Registration pursuant to Section 2(a) hereof shall not be deemed to have been effected

(i)            unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Common Stock covered by such Shelf Registration Statement (provided that such period need not exceed the applicable period provided for in Section 2(a)), or

5

(ii)           if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court preventing the sale of securities under such registration statement for any reason (other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective).

3.   Securities Act Registration on Request.

(a)   Request.  At any time and from time to time when a Shelf Registration Statement filed by the Company pursuant to Section 2(a) hereof (the “Initial Shelf”) is not effective, any Holder (the “Initiating Holder”) may make a written request (the “Initiating Request”) to the Company for the registration with the Commission under the Securities Act (on Form S-3 or, if Form S-3 is not then available to the Company, Form S-1 or any other appropriate form) covering the sale of all or part of the Registrable Common Stock then held by the Initiating Holder, which request shall specify the number of shares to be disposed of by the Initiating Holder, the proposed plan of distribution therefor and whether or not a Shelf Registration Statement is being requested.  Upon the receipt of any Initiating Request for registration pursuant to this Section 3(a), the Company promptly shall notify in writing all other Holders of the receipt of such request and will use its reasonable best efforts to effect, at the earliest practicable date, such registration under the Securities Act of

(i)            the Registrable Common Stock which the Company has been so requested to register by the Initiating Holder, and

(ii)           all other Registrable Common Stock which the Company has been requested to register by any other Holders by written request given to the Company within twenty (20) days after the giving of written notice by the Company to such other Holders of the Initiating Request (or ten (10) days if the Company states in such written notice or gives telephonic notice to such other Holders, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 (or, if Form S-3 is not then available to the Company, Form S-1 or any other appropriate form) and (ii) such shorter period of time is required because of a planned filing date), all to the extent necessary to permit the disposition (in accordance with Section 3(c) hereof) of the Registrable Common Stock to be so registered; provided, that,

(A)          the Company shall not be required to effect more than a total of six (6) registrations pursuant to this Section 3(a) requested by Paulson (if the Minimum Ownership Trigger has been met; otherwise three (3) registrations) and three (3) registrations requested by all Other Holders,

(B)           if the intended method of distribution is an underwritten Public Offering, the Company shall not be required to effect such registration pursuant to this Section 3(a) unless such underwriting shall be conducted on a “firm commitment” basis,

(C)           the Company shall not be required to effect any registration pursuant to this Section 3(a) more than two times in any 12-month period,

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(D)          any Selling Holder whose Registrable Common Stock was to be included in any such registration pursuant to this Section 3(a), by written notice to the Company, may withdraw such request, and the Company shall not effect such registration in the event that the Selling Holders that have not elected to withdraw beneficially own, in the aggregate, less than the percentage of the shares of Registrable Common Stock required to initiate a request under this Section 3(a),

(E)           the Company shall not be required to effect any registration to be effected pursuant to this Section 3(a) unless either (x) at least five percent (5%) of the shares of Common Stock outstanding at the time of such request are to be included in such registration or (y) the market value of the shares of Common Stock to be included in such registration statement (measured as of the date of the Initiating Request) is at least ten million dollars ($10,000,000), and

(F)           a Shelf Registration effected under this Section 3(a) shall comply with the procedures set forth in the second paragraph of Section 2(a).

(b)   Registration of Other Securities.  Whenever the Company shall effect a registration pursuant to Section 3(a) hereof, no securities other than (i) Registrable Common Stock and (ii) subject to Section 3(f), Common Stock to be sold by the Company for its own account shall be included among the securities covered by such registration unless the Selling Holders beneficially owning not less than a majority of the shares of Registrable Common Stock to be covered by such registration shall have consented in writing to the inclusion of such other securities.

(c)   Registration Statement Form.  Except as provided in Section 3(a), registrations under Section 3(a) hereof shall be on such appropriate registration statement form prescribed by the Commission under the Securities Act as shall be selected by the Company and as shall permit the disposition of the Registrable Common Stock pursuant to an underwritten offering unless the Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock requested to be included in such registration statement determine otherwise, in which case pursuant to the method of distribution determined by such Selling Holders.  The Company agrees to include in any such registration statement filed pursuant to Section 3(a) hereof all information which the Selling Holders beneficially owning at least a majority of shares of the Registrable Common Stock covered by such registration statement effected pursuant hereto, upon advice of counsel, shall reasonably request.  The Company shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain eligible to use Form S-3.

(d)   Effective Registration Statement.  A registration requested pursuant to Section 3(a) hereof shall not be deemed to have been effected

(i)            unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Common Stock covered by such registration statement

7

until such time as all of such Registrable Common Stock have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Common Stock covered by such registration statement, provided, that, except with respect to any Shelf Registration, such period need not exceed ninety (90) days (plus a number of Business Days equal to the number of Business Days, if any, that the registration statement is not kept effective (including any days for which the use of the prospectus is suspended pursuant to Section 9(b)) after the initial date of its effectiveness and prior to the expiration of such ninety (90) day period), and, provided, further, that with respect to any Shelf Registration, such period need not extend beyond the period provided for in Section 3(g) hereof,

(ii)           if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court preventing the sale of securities under such registration statement for any reason (other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective) or

(iii)          if, in the case of an underwritten offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than by reason of any breach or failure by any Selling Holder.

The Selling Holders to be included in a registration statement pursuant to Section 3(a) may at any time terminate such request for registration in accordance with Section 3(a)(ii)(D).

(e)   Selection of Underwriters.  Notwithstanding anything to the contrary set forth in this Agreement, in connection with any registration requested by Paulson pursuant to Section 3(a) or any registration pursuant to which Paulson exercises its piggyback rights pursuant to Section 4 hereof (other than in the case of any offering or registration initiated by the Company for its own account), Paulson shall have the right in its sole discretion to require that the sale of its Registrable Common Stock included in such registration be made in an underwritten offering on a “firm commitment” basis.  The underwriter or underwriters of each underwritten offering, if any, of the Registrable Common Stock to be registered pursuant to Section 2(a) or 3(a) hereof shall be selected by Paulson or, if Paulson and its Affiliates do not beneficially own a majority of the shares of Registrable Common Stock to be registered, then the Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock to be registered.  In the case of any offering or registration initiated by the Company for its own account or any other offering not effected pursuant to Section 2(a) or 3(a) hereof, including any offering pursuant to which the Holders shall have piggyback rights pursuant to Section 4 hereof, the Company shall select a nationally recognized underwriter (or underwriters) for such offering in its sole discretion; provided that, the Company shall not identify any Holder or subsequent purchaser of Registrable Common Stock as an underwriter in any public disclosure with the Commission or any trading market without the prior written consent of such Holder or such subsequent purchaser, as the case may be.  If the Company is required by law to identify any such party as an underwriter in any public disclosure or filing with the Commission or any trading market, it must notify such party in advance and such party shall have the option, in its sole discretion, to consent to such identification as an underwriter within five (5) Business Days or such party shall

8

be deemed to have consented to have its Registrable Common Stock removed from the applicable registration statement.

(f)    Priority in Registration.  If a registration pursuant to Section 2(a) or 3(a) hereof involves an underwritten Public Offering, and the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to each Selling Holder requesting that Registrable Common Stock be included in such registration statement) that, in its opinion, the number of shares of Registrable Common Stock requested to be included in such registration exceeds the number of such securities that can be sold in such offering within a price range stated to such managing underwriter by Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock requested to be included in such registration to be acceptable to such Selling Holders (such writing to state the basis of such opinion and the approximate number of securities which the managing underwriter believes may be included in such offering without such effect), then the Company shall include in such registration, to the extent of the number of shares which the Company is so advised the managing underwriter believes can be sold in such offering, (i) first, all Registrable Common Stock requested to be registered or included in an underwritten Public Offering pursuant to Section 2(a) or 3(a) by Paulson and its Affiliates (if the Minimum Ownership Trigger has been met), if any, (ii) second, all Registrable Common Stock requested to be registered or included in an underwritten Public Offering pursuant to Section 2(a) or 3(a) pro rata among the Other Holders (or the Holders if clause (i) is not operable because the Minimum Ownership Trigger has not been met) on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Other Holders (or such Holders if clause (i) is not operable because the Minimum Ownership Trigger has not been met), if any, (iii) third, securities that the Company proposed to issue and sell for its own account, if any, and (iv) fourth, other securities, if any.

(g)   Shelf Registrations.  If one or more demands made pursuant to Section 3(a) hereof are for a Shelf Registration, the period for which the Shelf Registration Statement in connection with the first Shelf Registration requested pursuant to Section 3(a) must remain effective need not extend beyond one (1) year from the date on which such Shelf Registration Statement initially was declared effective by the Commission and the period for which any subsequent Shelf Registration Statement in connection with the subsequent Shelf Registration requested pursuant to Section 3(a) must remain effective need not extend beyond nine (9) months from the date on which such Shelf Registration Statement initially was declared effective by the Commission (plus, in each case, a number of Business Days equal to the number of Business Days, if any, that the Shelf Registration Statement is not kept effective (including any days for which the use of the prospectus is suspended pursuant to Section 9(b)) after the initial date of its effectiveness and prior to such first-year or nine-month, as the case may be, anniversary thereof). The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders whose Registrable Common Stock is included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the Commission.

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4.   Piggyback Registration.  If the Company, at any time when a Shelf Registration Statement covering all outstanding shares of Registrable Common Stock is not effective, proposes to register Common Stock under the Securities Act by registration on any forms (other than Form S-4 or S-8 or any successor or similar form(s)), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, it shall give prompt written notice to all of the Holders of its intention to do so and of such Holders’ rights under this Section 4, which notice, in any event, shall be given at least 30 days prior to such proposed registration.  Upon the written request of any Holder receiving notice of such proposed registration (each, a “Piggyback Requesting Holder”) made within 20 days after the receipt of any such notice (or 10 days if the Company states in such written notice or gives telephonic notice to the Holders, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 (or, if Form S-3 is not then available to the Company, Form S-1 or any other appropriate form) and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Common Stock intended to be disposed of by such Piggyback Requesting Holder and the minimum offering price per share at which such Piggyback Requesting Holder is willing to sell its Registrable Common Stock, the Company shall, subject to Section 7(b) hereof, effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the Piggyback Requesting Holders thereof; provided that,

(A)          prior to the effective date of the registration statement filed in connection with such registration or, in the case of a Shelf Registration Statement, prior to the delivery of a preliminary prospectus related to such offering, and, in any event, promptly following receipt of notification by the Company from the managing underwriter (if an underwritten offering) of a range of prices at which such securities are likely to be sold, the Company shall so advise each Piggyback Requesting Holder of such price, and if such price is below the minimum price which shall be acceptable to such Piggyback Requesting Holder, such Piggyback Requesting Holder shall then have the right irrevocably to withdraw its request to have its Registrable Common Stock included in such registration statement, by delivery of written notice of such withdrawal to the Company within five (5) Business Days of its being advised of such price, without prejudice to the rights of any such Piggyback Requesting Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 4 or to cause such registration to be effected as a registration under Section 3(a) hereof, as the case may be;

(B)           if at any time after giving written notice of its intention to register the offer for sale of any securities and prior to the effective date of the registration statement filed in connection with such registration or, in the case of a Shelf Registration Statement, prior to the consummation of such offering, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Holder and (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection

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therewith), without prejudice, however, to the rights of any Piggyback Requesting Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 4 or, if applicable, to cause such registration to be effected as a registration under Section 3(a) hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Stock, for the same period as the delay in registering such other securities; and

(C)           if such registration was initiated by the Company for its own account and involves an underwritten offering, each Piggyback Requesting Holder shall sell its Registrable Common Stock on the same terms and conditions as those that apply to the Company, and the underwriters of each such underwritten offering shall be a nationally recognized underwriter (or underwriters) selected by the Company in its sole discretion.

No registration effected under this Section 4 shall relieve the Company of its obligation to effect any registration upon request under Section 3(a) hereof and no registration effected pursuant to this Section 4 shall be deemed to have been effected pursuant to Section 3(a) hereof.

5.   Expenses.  Except as provided in the last paragraph of Section 6, the Company shall pay all Expenses in connection with any registration initiated pursuant to Sections 2(a), 3(a) or 4 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Common Stock originally requested to be included in such registration are ultimately included in such registration.

6.   Registration Procedures.  If and whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2(a), 3(a) and 4 hereof, the Company shall, as expeditiously as possible:

(a)           prepare and file with the Commission (promptly and, in the case of any registration pursuant to Section 3(a), in any event on or before the date that is (i) thirty (30) days after the date of any Initiating Request or (ii) if, as of such thirtieth (30th) day, the Company does not have the audited financial statements required to be included in the registration statement, ten (10) days after the receipt by the Company from its independent public accountants of such audited financial statements, which the Company shall use its reasonable best efforts to obtain as promptly as practicable) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may discontinue any registration of its securities that are not shares of Registrable Common Stock (and, pursuant to, and under the circumstances specified in, Sections 4 and 9(b) hereof, its securities that are shares of Registrable Common Stock) at any time prior to the effective date of the registration statement relating thereto;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be

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necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock has been disposed of in accordance with the method of disposition set forth in such registration statement; provided, that, except with respect to any Shelf Registration, such period need not extend beyond ninety (90) days after the effective date of the registration statement (plus a number of Business Days equal to the number of Business Days, if any, that the registration statement is not kept effective (including any days for which the use of the prospectus is suspended pursuant to Section 9(b)) after the initial date of its effectiveness and prior to the expiration of such ninety- (90) day period); and provided, further, that with respect to the Initial Shelf, such period need not extend beyond the applicable period provided for  in Section 2(a) hereof and, with respect to any Shelf Registration other than the Initial Shelf, such period need not exceed the applicable period provided for in Section 3(g) hereof;

(c)           furnish to each seller of Registrable Common Stock covered by such registration statement and their representatives designated pursuant to Section 8(a), if any, and each underwriter, if any, such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation notification of whether such registration statement or amendment or supplement thereto will be reviewed by the Commission or any other regulatory authority, as such seller of Registrable Common Stock covered by such registration statement or any underwriter may reasonably request in writing; provided, that all drafts of such registration statement or amendment or supplement thereto shall be furnished to each seller of Registrable Common Stock covered by such registration statement and their representatives designated pursuant to Section 8(a) whether or not so requested;

(d)           use its reasonable best efforts (i) to register or qualify all Registrable Common Stock and other securities, if any, covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Selling Holders covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

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(e)           use its reasonable best efforts to cause all Registrable Common Stock covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary upon the advice of counsel to the Company or counsel to the seller of Registrable Common Stock or Selling Holders to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock;

(f)            use its best efforts to obtain and, if obtained, furnish to each seller of Registrable Common Stock, and each such seller’s underwriters, if any, a signed

(i)            opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such seller, and

(ii)           “cold comfort” letter, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters) and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such seller, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(g)           notify each seller of Registrable Common Stock and other securities covered by such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the registration statement and prospectus pursuant to Section 9(b), and, in accordance with Section 9(b), at the written request of any such seller of Registrable Common Stock, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h)           use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Common Stock at the earliest possible moment;

(i)            otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Registrable Common Stock and to the managing underwriter, if any, at least ten (10) days prior to the filing thereof (or such shorter time period reasonably necessary in light of applicable legal requirements) a copy of any amendment or supplement to such registration statement or prospectus;

(j)            use its reasonable best efforts to cause all Registrable Common Stock covered by a registration statement (i) to be listed on a national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Common Stock is then permitted under the rules of such exchange, or (ii) if the Company is not required pursuant to clause (i) above to list Registrable Common Stock on a specific national securities exchange, use its reasonable best efforts to list the Registrable Common Stock on a national securities exchange and, without limiting the generality of the foregoing, use its reasonable best efforts to arrange for at least two (2) market makers to register with FINRA as such with respect to such Registrable Common Stock;

(k)           provide a transfer agent and registrar for the Registrable Common Stock covered by a registration statement no later than the effective date thereof;

(l)            enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock, including customary indemnification;

(m)          if requested by the managing underwriter(s) or the Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information provided to the Company in writing as the managing underwriter(s) and the Selling Holders beneficially owning at least a majority of the Registrable Common Stock being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Common Stock, including without limitation, information with respect to the number of shares of

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Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Common Stock to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(n)           cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Selling Holders beneficially owning at least a majority of the shares of Registrable Common Stock being offered for sale, may request at least three Business Days prior to any sale of Registrable Common Stock to the underwriters.

As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Common Stock of a Selling Holder, such Selling Holder must furnish to the Company in writing such information regarding itself, the Registrable Common Stock held by it and the intended methods of disposition of the Registrable Common Stock held by it as is necessary to effect the registration of such Selling Holders’ Registrable Common Stock and is requested in writing by the Company.  Except as otherwise required by Section 2(a), at least thirty (30) days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify in writing each Holder of the information referred to in the preceding sentence which the Company is requesting from such Holder whether or not such Holder has elected to have any of its Registrable Common Stock included in the registration statement.  If, within ten (10) days prior to the anticipated filing date, the Company has not received the requested information from such Holder, then the Company may file the registration statement without including Registrable Common Stock of such Holder if, in the opinion of the Company’s counsel, such information is required to be included in such registration statement.

Each Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Common Stock it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Common Stock.  Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(g) and a suspension of the use of the registration statement and prospectus pursuant to Section 9(b), such Holder shall forthwith discontinue such Holder’s disposition of Registrable Common Stock pursuant to the registration statement and prospectus relating to such Registrable Common Stock until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(g) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Common Stock at the time of receipt of such notice.  If any event of the kind described in Section 6(g) occurs and such event is the fault solely of a Holder (or Holders), such Holder (or Holders) shall pay all Expenses attributable to

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the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 6(g).

7.   Underwritten Offerings.

(a)   Requested Underwritten Offerings.  If requested by the underwriters in connection with a request for a registration (that is not a Shelf Registration) under Section 2(a) or 3(a) hereof or any underwritten “takedown” of securities under a Shelf Registration Statement filed pursuant to Section 2(a) or 3(a), the Company shall enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, a majority of the Selling Holders whose Registrable Common Stock is to be included in such registration and the underwriters and to contain such representations and warranties by the Company and the Selling Holders and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 10 hereof.

(b)   Piggyback Underwritten Offerings: Priority.

(i)            If the Company proposes to register any of its securities under the Securities Act for its own account as contemplated by Section 4 hereof and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Piggyback Requesting Holders) that if all the Registrable Common Stock requested to be included in such registration were so included, in its opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which the managing underwriter believes could be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number and type of securities which the managing underwriter believes may be included in such offering without such effect), then the Company shall include in such registration pursuant to Section 4, to the extent of the number of securities which the Company is so advised the managing underwriter believes can be sold in such offering, (x) first, securities that the Company proposes to issue and sell for its own account, (y) second, Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 4 hereof, pro rata among the Piggyback Requesting Holders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Piggyback Requesting Holders, if any, and (z) third , other securities, if any.

(ii)           If the Company proposes to register any of its securities under the Securities Act other than for its own account as contemplated by Section 4 hereof and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Piggyback Requesting Holders) that if all Registrable Common Stock requested to be included in such registration were so included, in its opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which the managing underwriter believes could be sold in such offering within a price range stated to such managing underwriter by Selling

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Holders beneficially owning at least a majority of the shares of Registrable Common Stock requested to be included in such registration to be acceptable to such Selling Holders (such writing to state the basis of such opinion and the approximate number and type of securities which the managing underwriter believes may be included in such offering without such effect), then the Company shall include in such registration pursuant to Section 4, to the extent of the number of securities which the Company is so advised the managing underwriter believes can be sold in such offering, (w) first, Registrable Common Stock requested to be registered by Paulson and its Affiliates pursuant to Section 4 hereof (if the Minimum Ownership Trigger has been met), if any, (x) second, Registrable Common Stock requested to be registered by Piggyback Requesting Holders (other than Paulson and its Affiliates where clause (w) is operable because the Minimum Ownership Trigger has been met but including Paulson and its Affiliates where clause (w) is not operable because the Minimum Ownership Trigger has not been met) pursuant to Section 4 hereof, pro rata among the Piggyback Requesting Holders (other than Paulson and its Affiliates where clause (w) is operable because the Minimum Ownership Trigger has been met but including Paulson and its Affiliates where clause (w) is not operable because the Minimum Ownership Trigger has not been met) on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Piggyback Requesting Holders (other than Paulson and its Affiliates where clause (w) is operable because the Minimum Ownership Trigger has been met but including Paulson and its Affiliates where clause (w) is not operable because the Minimum Ownership Trigger has not been met), if any, (y) third, securities that the Company proposed to issue and sell for its own account, if any, and (z) fourth, other securities, if any.

Any Selling Holder may withdraw its request to have all or any portion of its Registrable Common Stock included in any such offering by notice to the Company within ten (10) Business Days after receipt of a copy of a notice from the managing underwriter pursuant to this Section 7(b).

(c)   Selling Holders to be Parties to Underwriting Agreement.  Each Selling Holder whose Registrable Common Stock is to be distributed by underwriters in an underwritten offering contemplated by subsections (a) or (b) of this Section 7 shall be a party to the underwriting agreement between the Company, such underwriters and any such Selling Holder in form and substance reasonably satisfactory to such Selling Holder and, at its option, may reasonably require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holder (except to the extent any such provision contradicts the terms of this Agreement) and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Selling Holder.  No such Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, such Selling Holder’s Registrable Common Stock and such Selling Holder’s intended method of distribution.

(d)   Holdback Agreements.  Each Holder agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering pursuant to this Agreement, not to effect any

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sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, during the ten (10) days prior to the date on which an underwritten registration of Registrable Common Stock pursuant to Section 2(a), 3 or 4 hereof has become effective and until the earlier of (a) the date on which all Registrable Common Stock to be sold pursuant to such underwritten registration has been sold by the underwriters and (b) ninety (90) days after the effective date of such underwritten registration or such shorter period of time acceptable to the managing underwriter of such underwritten offering, if any, except as part of such underwritten registration or to the extent that such Holder is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser.  Without limiting the scope of the term “fiduciary,” a Holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

The Company agrees (i) not to effect any sale or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company (except pursuant to registrations on Form S-4 or Form S-8 or any successor thereto), during the ten (10) days prior to the date on which an underwritten registration of Registrable Common Stock pursuant to Section 2(a), 3 or 4 hereof has become effective and until the earlier of (a) the date on which all Registrable Common Stock to be sold pursuant to such underwritten registration has been sold by the underwriters and (b) ninety (90) days after the effective date of such underwritten registration or such shorter period of time approved in writing by the managing underwriter of such underwritten offering, if any, except as part of such underwritten registration, and (ii) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case, acquired from the Company at any time on or after the date of this Agreement (other than in a Public Offering or sale under Rule 144 promulgated under the Securities Act), who is a director or employee of or a consultant to the Company or who has received registration rights from the Company, to agree not to effect any sale or distribution of such securities during the applicable period (or such shorter period of time approved in writing by the managing underwriter of such underwritten offering, if any).

8.   Preparation: Reasonable Investigation.

(a)   Registration Statements.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Selling Holder or group of Selling Holders, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained by Selling Holders beneficially owning a majority of the shares of Registrable Common Stock covered by such registration statement on behalf of all Selling Holders, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company,

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give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its Subsidiaries, as shall be necessary, in the reasonable opinion of such Selling Holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Selling Holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(b)   Confidentiality.  Each Selling Holder shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Selling Holder in its capacity as such.  Information that (i) is or becomes available to a Selling Holder from a public source other than as a result of a disclosure by such Selling Holder or any of its Affiliates, (ii) is disclosed to a Selling Holder by a third-party source who the Selling Holder reasonably believes is not bound by an obligation of confidentiality to the Company or (iii) is or becomes required to be disclosed by a Selling Holder by law, including by court order, shall not be deemed to be confidential information for purposes of this Agreement.  The Selling Holders shall not grant access, and the Company shall not be required to grant access, to information under this Section 8 to any Person who will not agree to maintain the confidentiality (to the same extent a Selling Holder is required to maintain confidentiality) of any confidential information received from or otherwise made available to it by the Company or the Selling Holders under this Agreement.

9.   Postponements.

(a)  Without limiting any other rights of the Holders under this Agreement, if the Company shall fail to file any registration statement to be filed pursuant to a request for registration under Section 3(a) hereof within the time prescribed therefor, (i) any Selling Holder whose Registrable Common Stock was to be included in such registration shall have the right to withdraw such request and (ii) one or more Selling Holders requesting registration shall have the right to withdraw such request to file a registration statement if and only if the Selling Holders that have not elected to withdraw beneficially own, in the aggregate, less than the percentage of shares of Registrable Common Stock required to initiate a request under Section 3(a).  Any withdrawal shall be made by giving written notice to the Company within twenty (20) days after the date on which a registration statement would otherwise have been required to have been filed with the Commission under clause (i) of Section 6(a) hereof (i.e., 20 days after the date that is thirty (30) days after the date of the relevant Initiating Request, or, if, as of such thirtieth (30th) day, the Company does not have the audited financial statements required to be included in the registration statement, thirty (30) days after the receipt by the Company from its independent public accountants of such audited financial statements).  In the event of a withdrawal described in clause (ii) of this Section 9(a), the request for registration shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to Section 3(a) hereof.  The Company shall pay all Expenses incurred in connection with any withdrawal described in clauses (i) and (ii) of this Section 9(a).

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(b)  The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend the registration process and/or any Selling Holder’s ability to use a prospectus, at any time (but not to exceed one time in any twelve-month period) when the Company, in the good faith judgment of its Board of Directors, reasonably believes that (i) the continuation of the registration process thereof at the time requested would adversely affect a pending or proposed material financing or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto or (ii) the registration statement and any prospectus contains or would contain a material misstatement of fact or omission as a result of an event that has occurred or is continuing.  The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the Selling Holders’ rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence, (x) in the case of clause (i) above, for more than ten (10) days after the abandonment or consummation of any of the proposals or transactions set forth in such clause (i), (y) in the case of clause (ii) above, following such time as the Company no longer believes, in its good faith judgment, that the registration statement and any prospectus contains or would contain a material misstatement of fact or omission as a result of an event that has occurred or is continuing; provided that the Company will use its reasonable best efforts to update the disclosure in such registration statement and prospectus (whether by amendment or by incorporation by reference) as soon as practicable such that the registration statement and prospectus will not contain a material misstatement of fact or omission, or (z) in any event, in the case of either clause (i) or clause (ii) above, for more than one hundred twenty (120) days after the date of the Board of Directors’ determination; provided that the Company may not suspend any Selling Holder’s ability to use a prospectus pursuant to this Section 9(b) (including but not limited to as set forth in Section 6(g)) for more than an aggregate of ninety (90) days in any 365-day period.  The Company shall give notice to the Selling Holders that the registration process has been suspended and upon notice duly given pursuant to Section 20(f) hereof, each Selling Holder agrees not to sell any Registrable Common Stock pursuant to any registration statement until such Selling Holder’s receipt of copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  The Company shall not specify the nature of the event giving rise to a suspension in any notice to the Selling Holders of the existence of such a suspension. If the Company suspends the Selling Holders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

10.   Indemnification.

(a)   Indemnification by the Company.  In connection with any registration statement filed by the Company pursuant to Section 2(a), 3(a) or 4 hereof, to the fullest extent permitted by law the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Registrable Common Stock covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Exchange Act) such Holder or seller or any such underwriter, and their respective stockholders, directors, managers, officers, employees, partners, agents and Affiliates (each, a “Company Indemnitee” for purposes of this

20

Section 10(a)), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of, are based upon or relate to (i) any breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto (or in any document incorporated by reference in any of the foregoing) (collectively, “Offering Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided that, in the case of the foregoing clause (iii), the Company shall not be liable to any Company Indemnitee in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is expressly for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

(b)   Indemnification by the Offerors and Sellers.  In connection with any registration statement filed by the Company pursuant to Section 2(a), 3(a) or 4 hereof in which a Selling Holder has registered for sale Registrable Common Stock, each such Selling Holder or seller of Registrable Common Stock shall, and hereby agrees to, on a several and not joint basis, indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and each other seller and such seller’s employees, directors, managers, officers, stockholders, partners, agents and Affiliates (each, a “Selling Holder Indemnitee” for purposes of this Section 10(b)), against all Losses insofar as such Losses arise out of, are based upon or relate to any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Selling Holder or seller of Registrable Common Stock expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 10(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the sale of Registrable Common Stock giving

21

rise to such liability.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Holder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

(c)   Notices of Losses, etc.  Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 10, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 10, except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof.  No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d)   Contribution.  If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 10 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 10, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 10 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective Selling Holders covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Common Stock; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the net proceeds received by such sellers.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be

22

entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The obligations, if any, of the Selling Holders to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement and not joint.  In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person’s consent, which shall not be unreasonably withheld.

(e)   Indemnification Payments.  The indemnification and contribution required by this Section 10 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

11.   Registration Rights to Others.

If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the Holders in, or conflict (in a manner that adversely affects the Holders) with any other provisions included in, this Agreement.

12.   Adjustments Affecting Registrable Common Stock.

Without the written consent of the Holders beneficially owning a majority of the outstanding shares of Registrable Common Stock, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Common Stock that would materially adversely affect the ability of the Holders to include such Registrable Common Stock in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Common Stock under any such registration or other offering.

13.   Exchange Act Reports.

So long as any Holder beneficially owns Registrable Common Stock, if the Company is not required to file reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a  discussion and analysis of such financial statements in form and substance similar to those that would otherwise be required to be included in reports required by Section 13(a) or Section 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

14.   Rule 144 and Rule 144A.

If the Company has a class of equity securities registered under the Exchange Act, the Company shall take all actions reasonably necessary to enable the Holders to sell Registrable Common Stock without registration under the Securities Act to the maximum extent permitted by the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be

23

amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act.  Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

15.   Amendments and Waivers.

Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained (i) except as provided in clauses (ii), (iii) and (iv) below, from the Holders of at least two-thirds of the shares of Registrable Common Stock affected by such amendment, modification or waiver, (ii) in the case of any amendment, modification or waiver of any provision of Section 5, 9 or 10 hereof or this Section 15 or any provisions as to the number of requests for registration to which Paulson and its Affiliates are entitled under Section 3 hereof, from Paulson, (iii) in the case of any amendment, modification or waiver of any provision of Section 5, 9 or 10 hereof or this Section 15 or any provisions as to the number of requests for registration to which the Other Holders are entitled under Section 3 hereof, from the Other Holders beneficially owning at least a majority of the outstanding shares of Registrable Common Stock held by the Other Holders, and (iv) in the case of any other amendment, modification or waiver of any provision of this Agreement which adversely affects any right and/or obligation under this Agreement of Paulson and its Affiliates or the Other Holders, from Paulson or the Other Holders beneficially owning at least a majority of the outstanding shares of Registrable Common Stock held by the Other Holders, respectively.  Any amendment, modification or waiver of any provision of this Agreement requires the approval of the Company, and any amendment, modification or waiver of any provision of this Agreement that affects Paulson shall be approved by a majority of the directors of the Company independent of Paulson and management of the Company.

16.   Nominees for Beneficial Owners.

In the event that any Registrable Common Stock is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Common Stock for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Common Stock held by any Holder or Holders contemplated by this Agreement.  If the beneficial owner of any Registrable Common Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Common Stock.

17.   Assignment.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Any Holder may Transfer to any Transferee (and any transferee of such Holder may Transfer to any subsequent Transferee) (in each case as permitted under applicable law) its Registrable Common Stock and its rights and obligations under this Agreement, provided that such Transferee shall agree in writing prior to the assignment to be bound by this Agreement as if it were an original party

24

hereto, whereupon such Transferee shall for all purposes be deemed to be a Holder under this Agreement but only if the Transferor Transfers to such Transferee at least five percent (5%) of the shares of Registrable Common Stock outstanding as of the date of this Agreement.  Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the other parties hereto.  The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof without the consent of Paulson and the Holders beneficially owning a majority of the outstanding shares of Registrable Common Stock.

18.   Calculation of Percentage or Number of Shares of Registrable Common Stock.

For purposes of this Agreement, all references to a percentage or number of shares of Registrable Common Stock or Common Stock shall be calculated based upon the number of shares of Registrable Common Stock or Common Stock, as the case may be, outstanding at the time such calculation is made and shall exclude any Registrable Common Stock or Common Stock, as the case may be, beneficially owned by the Company or any Subsidiary of the Company.  For the purposes of calculating any percentage or number of shares of Registrable Common Stock or Common Stock as contemplated by the previous sentence, the terms “Holder”, “Original Holder” and “Initiating Holder” shall include all Affiliates thereof (other than the Company and its Subsidiaries) beneficially owning any shares of Registrable Common Stock or Common Stock.

19.   Termination of Registration Rights.  This Agreement, including, without limitation, the Company’s obligations under Sections 2(a), 3(a) and 4 hereof to register Common Stock for sale under the Securities Act shall terminate on the first date on which there are no Holders parties this Agreement.  Notwithstanding any termination of this Agreement pursuant to this Section 19, the parties’ obligations under Section 5 and Section 10 hereof shall continue in full force and effect.

20.   Miscellaneous.

(a)   Further Assurances.  The Company shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

(b)   Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(c)   Conflicting Instructions.  A Person is deemed to be a holder of Registrable Common Stock whenever such Person owns of record Registrable Common Stock.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Common Stock, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Common Stock.

(d)   Remedies.  Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its

25

rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e)   Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

(f)    Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two Business Days after being delivered to a recognized courier (whose stated terms of delivery are two Business Days or less to the destination of such notice), or five calendar days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on Schedule B hereto to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto.

(g)   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

(h)   Venue; No Jury Trial.  The parties agree that any action or proceeding with respect to any controversy, claim or dispute arising out of or relating to this Agreement or any other agreement entered into in connection herewith shall be brought against any of the parties exclusively in either the United States District Court for the Southern District of New York or any state court of the State of New York located in such district, and each of the parties hereby consents to the personal jurisdiction of such court (and to the appropriate appellate courts) in any such action or proceeding and waives any objection, including, without limitation, any objection to the laying of venue or on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of such action or proceeding in such respective jurisdictions.  Each party hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the other parties to such action or proceeding.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

(i)    Severability.  Notwithstanding any provision of this Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable federal or state securities law.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or

26

enforceability of any other provision of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(j)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDEARC INC.

By:
Name:
Title:

PAULSON & CO. INC., on behalf of the several investment funds and accounts managed by it

By:
Name:
Title:

[NAME OF HOLDER]

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

Original Holders

SCHEDULE B

NOTICES

If to the Company, to:

Idearc Inc.

2200 West Airfield Drive

P.O. Box 619810

DFW Airport, Texas 75261-9810

Tel:  972-453-3718

Fax:  972-453-6869

Attention:  Cody Wilbanks

with a copy to (which shall not constitute notice):

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201-2784

Fax:  214-855-8200

Attention:  Glen Hettinger

If to Paulson, to:

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, NY  10020

Fax: (212) 977-9505

Attention:  Daniel B. Kamensky

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Fax:  (212) 872-1002

Attention:  Andrew Hulsh
Fred Hodara

If to the Other Holders, to:

such Holder, at such Holder’s address or to such Holder’s telephone or telecopy number reflected in the Company’s books and records,

and, with respect to the Original Holders and their permitted Transferees, with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue
New York, New York 10017

Attention:  Peter J. Gordon, Esq.

Fax:                           (212) 455-2502

EXHIBIT A

FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

The undersigned beneficial owner (the “Selling Stockholder”) of shares (the “Registrable Common Stock”) of common stock, par value $0.01 per share, of Idearc Inc. (the “Company”), hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Common Stock beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The undersigned, by signing and returning this Selling Stockholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Stockholder Questionnaire and the Registration Rights Agreement, dated as of [•], 2009, among the Company and the Holders named therein (the “Registration Rights Agreement”).  Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Registration Rights Agreement.

In accordance with the Registration Rights Agreement, Selling Stockholders that do not complete this Selling Stockholder Questionnaire and deliver it to the Company as provided below will not be named selling stockholders in the prospectus and therefore will not be permitted to sell any Registrable Common Stock pursuant to the Shelf Registration Statement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, the Company’s officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Selling Stockholder Questionnaire.  The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Certain legal consequences arise from being named a selling stockholder in the Shelf Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Shelf Registration Statement and the related prospectus.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Stockholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Common Stock listed in (3) below is held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Common Stock listed in (3) below is held:

(2)	Address for Notices to Selling Stockholder:

Telephone (including area code):
Fax (including area code):
Contact Person:
(3)	Beneficial Ownership of Registrable Common Stock:

(a) Type and Principal Amount/Number of Registrable Common Stock beneficially owned:

(b) CUSIP No(s). of such Registrable Common Stock beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:
Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Common Stock listed above in Item (3).
(a) Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:
(6)	Is the Selling Stockholder a registered broker-dealer?

Yes                            ☐

No                                ☐

If “Yes”, please answer subsection (a) and subsection (b):

(a)                Did the Selling Stockholder acquire the Registrable Common Stock as compensation for underwriting/broker-dealer activities to the Company?

Yes                 ☐

No                     ☐

(b)               If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Common Stock:

(7)	Is the Selling Stockholder an affiliate of a registered broker-dealer?

Yes                            ☐

No                                ☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a)                Did the Selling Stockholder purchase the Registrable Common Stock in the ordinary course of business (if no, please explain)?

Yes                   ☐

No                       ☐                                       Explain:

(b)               Did the Selling Stockholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Common Stock at the same time the Registrable Common Stock were originally purchased (if yes, please explain)?

Yes                      ☐                                                Explain:

No                          ☐

(8)	Is the Selling Stockholder a non-public entity?
Yes ☐ No ☐ If “Yes”, please answer subsection (a): (a) Identify the natural person or persons that have voting or investment control over the Registrable Common Stock that the non-public entity owns:
(9)	Plan of Distribution:

Except as set forth below, the undersigned Selling Stockholder (including its donees and pledgees) intends to distribute the Registrable Common Stock listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all):  Such Registrable Common Stock may be sold from time to time directly by the undersigned Selling Stockholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents.  If the Registrable Common Stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent commissions.  Such Registrable Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Common Stock or otherwise, the undersigned Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Common Stock in the course of hedging positions they assume.  The undersigned Selling Stockholder may also sell Registrable Common Stock short and deliver Registrable Common Stock to close out short positions, or loan or pledge Registrable Common Stock to broker-dealers that in turn may sell such securities.

State any exceptions here:

The undersigned Selling Stockholder acknowledges that it understands its obligations to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Common Stock pursuant to the Shelf Registration Agreement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Stockholder against certain liabilities.

In the event the undersigned transfers all or any portion of the Registrable Common Stock listed in Item (3) above after the date on which such information is provided to the Company other than pursuant to the Shelf Registration Statement, the undersigned agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Stockholder Questionnaire and the Registration Rights Agreement.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.  All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned in accordance with and pursuant to the Registration Rights Agreement that Shelf Registration Statement is not available, the undersigned will in accordance with and pursuant to the Registration Rights Agreement suspend use of the prospectus until notice from the Company that the prospectus is again available.

Once this Selling Stockholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Stockholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned with respect to the Registrable Common Stock beneficially owned by the undersigned and listed in Item (3) above.  This Selling Stockholder Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Stockholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By:

Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED
SELLING STOCKHOLDER QUESTIONNAIRE TO THE COMPANY AT:

Idearc Inc.

2200 West Airfield Drive

P.O. Box 619810

DFW Airport, Texas 75261-9810

Tel:  972-453-3718

Fax:  972-453-6869

Attention:  Cody Wilbanks